Exhibit 10.11
FLEX SPACE OFFICE LEASE
     THIS LEASE, made this 12th day of April, 2000, by and between B. F. Saul Real Estate Investment Trust (hereinafter “Landlord”); and BroadSoft, Inc., a Delaware corporation (hereinafter “Tenant”).
WITNESSETH:
1. Premises. For and in consideration of the rent hereinafter reserved and the mutual covenants hereinafter contained, Landlord does hereby lease and demise unto Tenant, and Tenant does hereby hire, lease and accept, from Landlord, Suite No. 1 containing approximately 30,000 gross rentable square feet of space (the “Gross Area”) measured in accordance with Washington D.C. Association of Realtors standards located at 220 Perry Parkway, Gaithersburg, Maryland 20877, the (“Building”), situated on Avenel Business Park, Phase VI (the “Property”) all upon the terms and conditions hereafter set forth. That portion of the Gross Area which Tenant shall be entitled to occupy is hereinafter referred to as the “Premises” or “Demised Premises”, and is outlined in red on the floor plan attached hereto as Exhibit A and by this reference made a part hereof. It is specifically understood that for purposes of calculating any payments or pro-rations hereunder, the number of gross rentable square feet set forth above shall control.
2. Term. The term of this Lease shall commence on the date hereof (the “Lease Date”) and shall end one hundred twenty (120) months after the “Rent Commencement Date”, as hereinafter defined. The “Rent Commencement Date” shall be the earlier of (i) the date that is one hundred twenty (120) days after Landlord substantially completes the construction work described in Article 26 below (“Landlord’s Work”), or (ii) the date that Tenant commences to operate its business in the Premises. In the event the Rent Commencement Date is a date other than the first day of a calendar month, the term of the Lease shall run for the number of months set forth above from the first day of the calendar month following the Rent Commencement Date. The parties agree that they shall execute an agreement specifying the Rent Commencement Date and the date of termination of this Lease and such other matters as Landlord may reasonably require (e.g., substantially in compliance with the “Commencement and Estoppel Agreement” attached hereto as Exhibit D). Tenant agrees, to execute and deliver to Landlord said agreement within five (5) business days’ after receipt of written notice from Landlord.
3. Rent.
     (a) Commencing with the Rent Commencement Date, Tenant shall pay as annual rent for the Premises the sum of Four Hundred Forty-two Thousand Five Hundred and 00/100 Dollars ($442,500.00) per annum, payable in equal monthly installments of Thirty-six Thousand Eight Hundred Seventy-five and 00/100 Dollars ($36,875.00) each (the “Base Rent”). All such monthly installments of rent shall be payable to Landlord at the address specified in Article 33 of this Lease, in advance, without previous notice or demand therefor, and without deduction, setoff or recoupment, with the first monthly installment to be due and payable no later than the Rent Commencement Date and each subsequent monthly installment to be due and payable on the first day of each and every month following the Rent Commencement Date during the term hereof. If the Rent Commencement Date is a date other than the first day of a month, rent for the period commencing with and including the Rent Commencement Date until the first day of the following month shall be pro-rated at the rate of one-thirtieth (1/30th) of the fixed monthly rental per day. Notwithstanding the foregoing, if Tenant is not in default of any of the terms and conditions of this Lease beyond applicable notice and cure periods during the operative time period (the “Abatement Period”), all Base Rent and Additional Rent payable by Tenant pursuant to this Articles 3 shall be partially abated (i) at the rate of fifty percent (50%) abatement (.e.g., Base Rent of $18,437.50) during the first three (3) full months of the first Lease Year (and, in the event the Rent Commencement Date is a date other than the first day of a month, during the period beginning on the Rent Commencement Date and ending on the last day of the month in which the Rent Commencement Date so occurs); and (ii) at the rate of twenty five percent (25%) abatement (e.g., Base Rent of $27,656.25) during the fourth, fifth and sixth full months of the first Lease Year. The foregoing abatement of Base Rent and Additional Rent (the “Rent Abatement”) represents Landlord’s contribution toward work required by Tenant to open for business in the Premises.
     (b) The amounts set forth in this Lease for payment of Minimum Rent are predicated upon the Premises being the size recited in Article 1. Promptly upon delivery of possession of the Premises by Landlord to Tenant, Landlord will cause its architect to measure and certify to Tenant the square footage of floor area of the Premises in accordance with Washington D.C. Association of Realtors standards, and if said measurement indicates that the Premises are larger or smaller than the size recited in this Lease, the parties hereto shall promptly execute a supplemental instrument adjusting, as applicable, the amounts payable by Tenant for Minimum Rent to conform to such measurement. If Tenant shall have made any payments to Landlord prior to the determination of such exact measurement, a prompt adjustment shall be made in said payments to reflect the accurate figures.
4. Rent Escalation.
     (a) Commencing on the first day of the second Lease Year (as hereinafter defined) and on the first day of every Year thereafter during the term hereof, the annual Base Rent (without deduction for rent abatement, if any) shall be increased by three percent (3%) of the amount of the annual Base Rent which was in effect during the Lease Year immediately preceding the Lease Year for which the adjustment is being made, payable by Tenant as additional monthly rent.
     (b) For all purposes of this Lease, the term “Lease Year” shall be defined to mean a period of twelve (12) full calendar months. The first Lease Year shall commence on the Rent Commencement Date (or on the first day of the first calendar month following the Rent Commencement Date if said date is other than the first day of a calendar month), and each succeeding Lease Year shall commence on the anniversary date of the beginning of the first Lease Year.
5. Annual Operating Costs.
     (a) Tenant agrees to pay to Landlord, as additional rent, its Pro-Rata Share (as hereinafter defined) of Annual Operating Costs (as hereinafter defined).

     (b) Tenant shall pay to Landlord on the Rent Commencement Date and on the first day of each calendar month thereafter, as its estimated payment of the Annual Operating Costs, the sum of $10,750.00, calculated at the rate of $4.30 per square foot. If the Rent Commencement Date is a date other than the first day of the month, Tenant’s Pro-Rate shall be pro-rated in the same manner as Base Rent under Article 3 hereof. Within one hundred eighty (180) days following each September 30th during the term hereof, Landlord shall submit to Tenant a statement (the “Annual Statement”) in reasonable detail of the actual Annual Operating Costs for the twelve month period ending September 30th of each year (“Fiscal Year”). If such statement shows that Tenant’s share of the actual Annual Operating Costs exceeded Tenant’s aggregate monthly payments, then Tenant shall immediately pay the total amount of such deficiency to Landlord. Thereafter, upon receipt of such succeeding Annual Statement, Tenant’s monthly payments during the period covered by said Annual Statement shall be adjusted to the actual Annual Operating Cost, and such adjustment shall be paid within thirty (30) days of the date of said Statement. Conversely, if such Annual Statement shows that Tenant has overpaid its share of the actual Annual Operating Costs in making its monthly payments, then Tenant shall be entitled to a credit against the next succeeding monthly payment(s) of Annual Operating Costs to the extent of such overpayment (or, in the event such credit becomes due after the expiration or earlier termination of this Lease, such credit shall be remitted directly to Tenant). The amount of the actual Annual Statement shall be used as the basis for calculating Tenant’s monthly payments for the next succeeding twelve (12) month period.
     (c) All monthly payments as may be required hereunder shall be payable in full on the first day of each of the calendar month. Failure of the Landlord to provide any Annual Statement within the said one hundred eighty (180) day period shall not constitute a waiver by Landlord of its rights to payments due pursuant to this Article, and the obligations hereunder shall survive the expiration or other termination of this Lease.
     (d) For any applicable Fiscal Year that begins prior to the Rent Commencement Date or ends after the expiration date of this Lease, the amount due for that Fiscal Year shall be apportioned on a per diem basis so that only that portion attributable to the portion of such Fiscal Year that occurs during the term of this Lease, shall be payable by Tenant.
     (e) The Tenant’s Pro-Rata Share as used herein shall mean 100% of the Annual Operating Costs for the Building and the Property.
     (f) Annual Operating Costs as used herein shall mean all costs of operation, maintenance and repair of the Property, (except structural repairs), and its appurtenances, and shall include the following by way of illustration but not limitation: Real Estate Taxes (as hereinafter defined), the cost of labor, materials and services for the operation, maintenance and repair of the Building and its appurtenances (including service roads and parking areas), including but not limited to, water and sewer charges; heating, ventilating and air conditioning maintenance and repairs (subject to the limitations hereinafter set forth in this Article 5); refuse and rubbish disposal; snow removal; license, permits and inspection fees; reasonable maintenance and service contracts; management fees; all landscaping costs (including reasonable upgrades and replacements thereto); parking lot lighting; watchman, guards, and any personnel engaged in the operation, maintenance or repair of the Property and its appurtenances together with payroll taxes and employee benefits applicable thereto; reserve for asphalt and roof repairs;

Landlord’s administrative costs equal to fifteen percent (15%) of the Annual Operating Costs (excluding Real Estate Taxes); and insurance. It is understood and agreed that management fees may be charged by Landlord or any other person or entity on the basis of a specified percentage of the gross receipts derived from the Building or on any other basis, provided that, in the case of management fees charged by Landlord, such fees shall not exceed the greater of five percent (5%) of gross receipts of the building or the customary management fees charged for similar properties in the same geographic area. Notwithstanding the foregoing to the contrary, Annual Operating Costs shall not include:
(i) expenses incurred in leasing or procuring tenants (including lease commissions, advertising expenses and expenses of renovating space for tenants);
(ii) interest or amortization payments on any mortgages or deeds of trust;
(iii) net basic rents under ground leases;
(iv) costs specifically billed to and paid by specific tenants and not to tenants generally;
(v) legal fees and other expenses incurred by Landlord or agents in connection with the negotiations of leases or enforcement of leases other than this Lease;
(vi) allowances, concessions, permits, licenses, inspections, and other costs and expenses incurred in the initial build-out of the Building;
(vii) costs incurred due to violations by Landlord of the terms and conditions of any lease;
(viii) costs incurred for any item to the extent of Landlord’s recovery under a manufacturer’s, materialmen’s, vendor’s or contractor’s warranty, if any;
(ix) costs of acquisition of sculpture, paintings or other objects of art;
(x) costs of repairs incurred by reason of condemnation to the extent Landlord receives compensation therefor through condemnation or similar awards;
(xi) costs relating to maintaining Landlord’s existence, either as a corporation, partnership, trust or other entity;
(xii) any penalties or interest expenses incurred because of Landlord’s failure to timely pay Real Estate Taxes;
(xiii) costs of any repairs or improvements to the Building resulting from a fire or other casualty, to the extent such repairs are covered and reimbursed by the insurance which Landlord maintains hereunder;
(xiv) except as it pertains to directly to the operation, repair, maintenance and management of this Building, Landlord’s general overhead expenses;

(xv) costs arising from the removal of hazardous materials in, about or below the Building or the Property due to governmental regulations enacted prior to the date hereof; and
(xvi) except as it pertains to directly to the operation, repair, maintenance and management of this Building accounting fees or other similar expenses incurred by the Landlord or its agents.
     (g) The term “Real Estate Taxes” means all taxes, rates and assessments, general and special, levied or imposed with respect to the land, buildings and improvements comprising the Property, including all taxes, rates and assessments, general and special, levied or imposed for schools, public betterment, general or local improvement and operations and taxes imposed in connection with any special taxing district. If the system of real estate taxation shall be altered or varied and any new tax or levy shall be levied or imposed on said land, buildings and improvements, and/or Landlord in substitution for real estate taxes presently levied or imposed on immovables in the jurisdiction where the Building is located, then any such new tax or levy shall be included within the term “Real Estate Taxes”. Should any governmental taxing authority acting under any regulation, levy, assess, or impose a tax, excise and/or assessment however described (other than an income or franchise tax) upon, against, on account of, or measured by, in whole or in part, the rent expressly reserved hereunder, or upon the rent expressly reserved under any other leases or leasehold interests in the Property, as a substitute (in whole or in part) or in addition to any existing real estate taxes on land and buildings and otherwise, such tax or excise on rents shall be included within the term “Real Estate Taxes”. In the event Landlord is required to pay Real Estate Taxes in advance, Tenant agrees that Landlord shall immediately be entitled to reimbursement therefor. Reasonable expenses (consisting of attorneys’ fees, consulting fees, expert witness fees and similar costs) incurred by Landlord in obtaining or attempting to obtain a reduction of any Real Estate Taxes shall be added to and included in the amount of any such Real Estate Taxes, but only if such efforts have been requested by the Tenant in writing or otherwise approved by Tenant in writing. Real Estate Taxes which are being contested by Landlord shall nevertheless be included for purposes of the computation of the liability of Tenant under this Article, provided, however, that in the event that Tenant shall have paid any amount of increased rent pursuant to this Article 5 and the Landlord shall thereafter receive a refund of any portion of any Real Estate Taxes on which such payment shall have been based, Landlord shall pay to Tenant the appropriate portion of such refund. Landlord shall have no obligation to contest, object to or litigate the levying or imposition of any Real Estate Taxes. Landlord shall not settle, compromise, consent to, waive or otherwise determine to abandon any contest with respect to the amount of any Real Estate Taxes without first obtaining the consent or approval of the Tenant, which consent or approval shall not be unnecessarily withheld, conditioned or delayed.
6. Additional Rent.
     (a) Tenant shall (i) pay all charges for water, sewer, and electricity used by Tenant during the term of this Lease and metering therefor; (ii) pay all telephone charges; and (iii) be responsible for the prompt and sanitary storage of Tenant’s refuse and rubbish in the Premises.
     (b) Any amounts required to be paid by Tenant hereunder and any charges or expenses incurred by Landlord on behalf of Tenant under the terms of this Lease shall be considered additional rent payable in the same manner and upon the same terms and conditions as the rent reserved hereunder. Any failure on the part of Tenant to pay such additional rental when and as the same shall become due shall entitle Landlord to the remedies available to it for non-payment of rent. Tenant’s failure to object to any statement, invoice or billing rendered by the Landlord within a period of thirty (30) days after actual receipt thereof shall constitute Tenant’s acquiescence with respect thereto, and such statement, invoice or billing shall thereafter be deemed to be correct and shall be an account stated between Landlord and Tenant. If Tenant requests that Landlord prepare, review, or execute any document, consent or waiver in connection with this Lease or otherwise, Tenant shall be obligated to pay to Landlord, as Additional Rent a fee, in the amount of $500.00 to compensate Landlord for the cost of reviewing and processing any such request, and Landlord shall not be obligated to process any such request of Tenant until Tenant has paid Landlord the applicable processing fee. Nothing herein shall be deemed to require that Landlord consent to, execute or approve any document, consent or waiver submitted to Landlord by Tenant notwithstanding Tenant’s payment of the applicable processing fee.
     (c) Payment by Tenant of a lesser amount than shall be due shall be deemed to be payment on account, and shall not constitute an accord and satisfaction with respect to the underlying obligation. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which it may have against the Tenant.
7. Laws and Ordinances. Tenant will, at its own cost, promptly comply with and carry out all orders, requirements or conditions now or hereafter imposed upon it by the ordinances, laws and/or regulations of the municipality, county and/or state in which the Premises are located, whether required of Landlord or otherwise, in the conduct of Tenant’s business, including, without limitation, all local, state and federal laws and regulations respecting the storage, handling and use of any hazardous waste, infectious waste or other hazardous materials, except that Landlord shall comply with any orders affecting structural walls and columns unless due to Tenant’s particular business or use of the Premises. Tenant will indemnify and save Landlord harmless from all penalties, claims, and demands resulting from Tenant’s failure or negligence in this respect.
8. Furniture; Fixtures; Electrical Equipment.
     (a) Tenant shall not place a load upon the floor of the Premises exceeding one hundred twenty-five (125) pounds per square foot without Landlord’s prior written consent. Business machines, mechanical equipment and materials belonging to Tenant which cause vibration, noise, cold, heat or fumes that may be transmitted to the Building or to any other leased space therein to such a degree as to be objectionable to Landlord or to any other tenant in the Building shall be placed, maintained, isolated, stored and/or vented by Tenant at its sole expense so as to absorb and prevent such vibration, noise, cold, heat or fumes. Tenant shall not keep within or about the Premises any dangerous, inflammable, toxic or explosive material. Tenant shall indemnify Landlord and hold it harmless against any and all damage, injury, or claims resulting from the moving of Tenant’s equipment, furnishings and/or materials into or out of the Premises or from the storage or operation of the same. Any and all damage or injury to the

Premises, the Building, or the Property caused by such moving, storage or operation shall be repaired by Tenant at Tenant’s sole cost.
     (b) Tenant shall not install any equipment whatsoever which will or may necessitate any changes, replacements or additions to the water system, plumbing system, heating system, air conditioning system or the electrical system of the Premises without the prior written consent of Landlord. Tenant shall, at its sole cost and expense, pay all charges for electricity used by the Tenant during the term of this Lease, including that used for interior lighting and the operation of the heating and air conditioning system in the Premises. All equipment and fixtures hereafter installed and paid for by Tenant in the Premises shall be in good operating condition and repair, subject to the provisions of Section 16(d) herein, shall remain the property of Tenant and shall be removable by Tenant at the expiration or earlier termination of the term of this Lease provided that (i) Tenant shall not at such a time be in default under this Lease, and (ii) in the event of the removal of any or all of such equipment and fixtures Tenant shall promptly restore the damage done to the Premises by the installation and/or removal thereof. Should Tenant fail to so remove Tenant’s trade fixtures and/or to so restore the Premises, Landlord may do so, collecting, at Landlord’s option, the cost and expenses thereof, as Additional Rent, upon demand. Any such equipment and fixtures which are not removed and those which by the terms of this Lease are not removable by Tenant at or prior to any termination of this Lease including, but not limited to, a termination by Landlord pursuant to this Lease, shall, unless Landlord gives Tenant notice to remove any or all of such trade fixtures, be and become the property of Landlord (without any obligation by Landlord to pay compensation for such equipment and fixtures). If Landlord gives Tenant such notice to remove any or all of such equipment and fixtures, Tenant shall promptly remove such of the trade fixtures as may be specified by Landlord in such notice. Notwithstanding anything herein contained to the contrary or any decision of any court to the contrary, the terms “equipment” and “fixtures” shall not include any air-conditioning, heating, lighting, electrical and plumbing equipment installed by Tenant in the Premises, nor any wiring or other apparatus related thereto, or any items either installed by or paid for by Landlord.
9. Alterations.
     (a) Tenant shall make no alterations or changes, structural or otherwise, to any part of the Premises, either exterior or interior, without Landlord’s written consent. Notwithstanding the foregoing, Tenant may make interior, non-structural alterations to the Premises without first obtaining Landlord’s consent if (i) the alterations do not require the issuance of a governmental permit (i.e., are generally cosmetic or decorative in nature), and (ii) Tenant provides Landlord with any and all detailed plans and specifications produced by or on behalf of Tenant for all such alterations. In the event of any such approved changes, Tenant shall have all work done at its own expense. Request for such consent shall be accompanied by plans stating in detail precisely what is to be done. Tenant shall comply with the building codes, regulations and laws now or hereafter to be made or enforced in the municipality, county and/or state, which pertain to such work. Except to the extent expressly provided to the contrary in this Lease, any additions, improvements, alterations and/or installations made by Tenant to the Premises (except only movable office furniture and fixtures) shall become and remain a part of the Premises and shall, at Landlord’s option, become Landlord’s property upon the termination of Tenant’s occupancy of said Premises; provided, however, that if Landlord gives written notice to Tenant at the expiration or other termination of this Lease to such effect, it may require Tenant to restore said

Premises, at Tenant’s sole cost and expense, to the condition in which the Premises were in on the Rent Commencement Date, reasonable wear and tear excepted. Tenant shall save Landlord harmless from and against all expenses, liens, claims or damages to either property or person which may or might arise by reason of the making of any such additions, improvements, alterations and/or installations. Landlord reserves the right to change, increase or reduce, from time to time, the number, composition, dimensions or location of any parking areas, signs, the Building name, service areas, walkways, roadways or other common areas or make alterations or additions to the Building, in its sole discretion. Landlord’s approval of Tenant’s plans and specifications under this Article 9 or any other provisions of this Lease is solely for the purpose of ascertaining whether Tenant’s proposed alterations will have an adverse impact on the structural components or Common Facilities of the Building and to insure the aesthetic and architectural harmony of the Tenant’s proposed alterations with the remainder of the Building. No approval of plans by Landlord shall be deemed to be a representation or warranty by Landlord that such plans or the work provided for therein will comply with applicable codes, laws or regulations or be in conformance with any insurance or other requirements which affect the Premises or the Building, and Tenant shall have the sole responsibility of complying with all such requirements notwithstanding Landlord’s approval of Tenant’s plans. Notwithstanding the aforesaid, any and all alterations which are to be installed in or on the Premises as part of “Tenant’s Work” (as such term is defined in Article 55 below) shall be approved in accordance with the terms of said Article 55.
     (b) NOTICE IS HEREBY GIVEN THAT LANDLORD SHALL NOT BE LIABLE FOR ANY LABOR OR MATERIALS FURNISHED OR TO BE FURNISHED TO TENANT UPON CREDIT, AND THAT NO MECHANICS’ OR OTHER LIEN FOR ANY SUCH LABOR OR MATERIALS SHALL ATTACH TO OR AFFECT THE ESTATE OR INTEREST OF LANDLORD IN AND TO THE PREMISES OR THE BUILDING. WHENEVER AND AS OFTEN AS ANY LIEN ARISING OUT OF OR IN CONNECTION WITH ANY WORK PERFORMED, MATERIALS FURNISHED OR OBLIGATIONS INCURRED BY OR ON BEHALF OF TENANT SHALL HAVE BEEN FILED AGAINST THE PREMISES OR THE BUILDING, OR IF ANY CONDITIONAL BILL OF SALE SHALL HAVE BEEN FILED FOR OR AFFECTING ANY MATERIALS, MACHINERY OR FIXTURES USED IN THE CONSTRUCTION, REPAIR OR OPERATION THEREOF, OR ANNEXED THERETO BY TENANT, TENANT SHALL FORTHWITH TAKE SUCH ACTION BY BONDING, DEPOSIT OR PAYMENT AS WILL REMOVE OR SATISFY THE LIEN OR CONDITIONAL BILL OF SALE WITHIN TEN (10) DAYS OF LANDLORD’S WRITTEN REQUEST THEREFOR.
10. Damage. If the Premises are damaged by fire or other cause covered by Landlord’s policy of fire insurance with extended coverage or other property damage insurance carried by Landlord, all damage to the structural portions of use building required to be maintained by Landlord pursuant to this Lease shall be repaired by and at the expense of Landlord and the Rent and all Additional Rent reserved hereunder until such repairs shall have been made shall abate pro-rata according to the part of the Premises which is unusable by Tenant. However, if such damage was caused by the negligence of Tenant, its employees, agents, contractors, visitors or licensees, then all rentals shall be payable by Tenant during such period. Due allowance shall be made for reasonable delay which may arise by reason of adjustment of fire insurance on the part of Landlord and/or Tenant, and for delay on account of “labor troubles” or any other cause beyond Landlord’s control. If, however, the Premises are rendered wholly untenantable by fire or other cause, and inadequate funds are made available to Landlord through insurance proceeds to restore the Premises and/or the Building, Landlord may, at its option, cancel and terminate this Lease by giving Tenant, within sixty (60) days from the date of such damage, notice in writing of its intention to cancel this Lease, whereupon the term of this Lease shall cease and terminate upon the third day after such notice is given, and Tenant shall vacate the Premises and surrender the same to Landlord, but in none of the certain contingencies in this Article mentioned shall there be any liability on the part of Landlord to Tenant covering or in respect of any period during which the occupation of said Premises by Tenant may not be possible because of the matters hereinabove stated. Without limiting the foregoing, Landlord shall not be responsible for consequential damages, lost profits or any damage to Tenant’s personal property. If Landlord does not elect to terminate this Lease as provided above, Landlord shall proceed in a commercially reasonable manner to repair the portions of the Premises which Landlord is required to restore in accordance with this Article 10 and, upon the completion of such repairs, Tenant shall use diligent and commercially reasonable efforts to repair the portions of the Premises which are the responsibility of Tenant to insure under this Lease.
11. Condemnation. If the Premises or any part thereof shall be taken by any governmental or quasi-governmental authority pursuant to the power of eminent domain, or by deed in lieu thereof, Tenant agrees to make no claim for compensation in the proceedings, and hereby assigns to Landlord any rights which Tenant may have to any portion of any award made as a result of such taking, and this Lease shall terminate as to the portion of the Premises taken by the condemning authority and rental shall be adjusted to such date. The foregoing notwithstanding, Tenant shall be entitled to claim, prove and receive in the condemnation proceedings such awards as may be allowed for relocation expenses and for fixtures and other equipment installed by it which shall not, under the terms of this Lease, be or become the property of Landlord at the termination hereof, but only if such awards shall be made by the condemnation court in addition to and stated separately from the award made by it for the land and the Building or part thereof so taken. If the nature, location or extent of any proposed condemnation affecting the Building is such that Landlord elects in good faith to demolish the Building, then Landlord may terminate this Lease by giving at least sixty (60) days’ written notice of termination to Tenant at any time after such condemnation and this Lease shall terminate on the date specified in such notice.
12. Use of Premises. The Premises shall be used and occupied by Tenant solely for the purpose of general office use, receiving, storing, light assembly and selling (other than retail) products, materials and merchandise made and/or distributed by Tenant and for no other purpose whatsoever. The Premises shall not be used for any illegal purpose or in violation of any valid regulation of any governmental body, or in any manner to (i) create any nuisance or trespass; (ii) unreasonably annoy or embarrass Landlord or any other tenant of the Property; (iii) vitiate any insurance; or (iv) alter the classification or increase the rate of insurance on the property.
13. Repairs by Tenant. Tenant shall be responsible for repairing, maintaining and cleaning the Premises and the fixtures therein, keeping same in good order and condition during the term of this Lease at its sole cost and expense, and will, at the expiration or other termination of the term hereof, surrender and deliver up the same and all keys, locks and other fixtures connected therewith (except only office furniture and business equipment) in safe, clean, sanitary, and non-hazardous condition, and otherwise in good order and condition, as the same were required to be in on the date Tenant occupied the Premises for the conduct of Tenant’s business, ordinary wear and tear excepted.
14. Repairs by Landlord. Landlord shall have no duty to Tenant to make any repairs or improvements to the interior of the Premises except structural repairs necessary for safety and tenantability, and then only if not brought about by any act or neglect of Tenant, its agents, employees or invitees. Landlord shall not be liable for any damage caused to the person or property of Tenant, its agents, employees or invitees, due to the Property or the Building or any part or appurtenances thereof being improperly constructed or being or becoming out of repair, or arising from the leaking of water or sewer, or from electricity, or from any other cause whatsoever. Tenant agrees to report immediately in writing to Landlord any defective condition in or about the Premises known to Tenant which Landlord is required to repair, and a failure to so report shall make Tenant liable to Landlord for any expense, damage or liability resulting from such defects. Landlord shall not be liable for failure to furnish or for suspension or delay in furnishing such services due to breakdown, maintenance, or repair work, strike, riot, civil commotion, governmental action or any other cause beyond the reasonable control of Landlord, or for interruptions of service for reasonable periods in connection with construction work being performed in the Building. Landlord hereby reserves the exclusive right at any time and from time to time to install, use, repair, inspect and replace pipes, ducts conduits and wires leading through or located adjacent to the Premises and serving other parts of the Building in locations which do not materially interfere with Tenant’s use thereof. Landlord’s right hereunder may be exercised by Landlord’s designees. Tenant acknowledges and agrees that, from time to time, it will be necessary for Landlord to temporarily interrupt the electrical or other utility service to the Premises in order to perform maintenance and repair service on the utility systems serving the Property, or in connection with supplying such utility service to new or existing tenants of the Property. Landlord will give Tenant reasonable advance notice in writing of any such interruptions in service (except any interruptions due to emergencies) and will use commercially reasonable efforts to minimize the interruption of Tenant’s business as a result of such interruptions. Notwithstanding the aforesaid, with respect to property damage only, Landlord will be liable for property damage caused by the gross negligence or wanton or intentional misconduct of Landlord, its employees, agents or contactors, subject, however, to the waiver of subrogation provisions set forth in subparagraph 17 (g) below.
15. Roof Rights. Except as otherwise provided in this Lease, Landlord shall have the exclusive right to use all or any portion of the roof of the Building for any purposes. Notwithstanding the aforesaid, Tenant shall have the non-exclusive right to use the roof of the Building in accordance with the provisions of Article 58 hereof.
16. Landlord’s Remedies Upon Default. Tenant shall be in default under this Lease if Tenant (i) fails to pay any installment of Base Rent, Additional Rent or other charges or money obligation to be paid by Tenant hereunder within ten (10) days after the same shall become due (all of which monetary obligations of Tenant shall bear interest at the highest rate allowable by law, not to exceed 18% per annum from the date due until paid); provided, however, that Tenant shall not be in default with respect to the first two (2) monetary payments received after such ten (10) day period in any Lease Year until five (5) days after Tenant’s receipt of written notice of such late payment; or (ii) defaults in the performance of any of the covenants, terms or provisions of this Lease (other than the payment, when due, of any of Tenant’s monetary obligations hereunder) or any of the Rules and Regulations now or hereafter established by Landlord to govern the operation of this Building and fails to cure such default within thirty (30) days after written notice thereof from Landlord; or (iii) abandons the Premises or fails to keep the Premises continuously and uninterruptedly open for business; or (iv) files a voluntary petition in bankruptcy, or any similar petition seeking relief under any present or future federal, or other bankruptcy or insolvency statue or law; or if a proceeding under any present or future federal, state or other bankruptcy or insolvency statute or law shall be filed against Tenant or any asset of Tenant, and such proceeding shall not have been dismissed or vacated within sixty (60) days of the date of such filing; or (v) makes an assignment for the benefit of its creditors. Upon the occurrence of any of the above events, Landlord, at its option, may pursue any one or more of the following remedies without any notice or demand whatsoever:
     (a) Landlord, at its option, may at once, or at any time thereafter, terminate this Lease by written notice to Tenant, whereupon this Lease shall end. Upon such termination by Landlord, Tenant will at once surrender possession of the Premises to Landlord and remove all of Tenant’s effects therefrom, and Landlord may forthwith re-enter the Premises and repossess itself thereof, and remove all persons and effects therefrom, using such force as may be necessary but without disturbing the peace, without being guilty of trespass, forcible entry, detainer or other tort.
     (b) Landlord may, without terminating this Lease, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim for damages therefor, and, if Landlord so elects, make such alterations and repairs as, in Landlord’s judgement, may be necessary to relet the Premises, and relet the Premises or any part thereof for such rent and for such period of time and subject to such terms and conditions as Landlord may deem advisable and receive the rent therefor. Upon each such reletting, the rent received by Landlord in respect of such reletting shall be applied first to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord, including interest thereon; second, to the payment of any loss and expenses of such reletting, including brokerage fees, attorneys’ fees and the cost of such alterations and repair; third, to the payment of rent due and unpaid hereunder, together with interest thereon as herein provided; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. Tenant agrees to pay to Landlord, on demand, any deficiency that may arise by reason of such reletting. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such prior default.
     (c) In the event Landlord shall re-enter the Premises and/or terminate this Lease in accordance with the provisions of this Article 16, Landlord may, in addition to any other remedy it may have, recover from Tenant all damages and expenses Landlord may actually suffer or incur by reason of Tenant’s default hereunder, including without limitation, the cost of recovering the Premises and reasonable attorney fees. Tenant agrees that actual damages to Landlord resulting from Landlord’s exercise of the remedies set forth in paragraphs (a) or (b) above, will be difficult to ascertain, and therefore, after a default of Tenant hereunder, Tenant shall also pay to Landlord “Liquidated Damages” for the failure of Tenant to observe and perform the covenants of this Lease, which at the election of Landlord, shall be either: (A) the sum of (x)(i) the minimum monthly rent, plus (ii) the Additional Rent payable hereunder for the month immediately preceding such failure to operate, re-entry or termination, less (y) the net amount, if any, of the rents collected on account of the lease or leases of the Premises for each month of the period which would otherwise have constituted the balance of the term of this Lease, all of which sums shall become due and payable by Tenant to Landlord upon the first day of each calendar month during the otherwise unexpired portion of the team hereof; or (B) the whole of said Liquidated Damages calculated under clause (A) multiplied by the number of months then remaining in the lease term, discounted to present value at a rate of six percent (6%) per annum as of the date of termination or re-entry by Landlord; provided, however, that in the event Landlord shall relet the Premises and the rent received by Landlord in respect of such reletting together with the discounted Liquidated Damages paid by Tenant, less the costs and expenses inured by Landlord in such reletting, shall exceed the rent resented hereunder for that period which would otherwise have constituted the remainder of the term hereof, then Landlord shall, upon the expiration of the period which would have constituted the term of this Lease, refund to Tenant the lesser of the amount of such excess or the discounted Liquidated Damages theretofore paid by Tenant.
     (d) If the rent agreed to be paid, including all other sums of money which under the provisions hereto are declared to be rent, shall be in arrears in whole or in part for ten (10) or more days, Landlord may at its option (if such arrearage remains unpaid after ten (10) days’ written notice to Tenant) declare the tenancy hereunder converted into a tenancy from month to month, and upon giving written notice to Tenant of the exercise of such option, Landlord shall forthwith be entitled to all provisions of law relating to the summary eviction of monthly tenants in default in rent. In addition to all other remedies provided for in this Article 16, in order to secure Tenant’s obligations under this Lease, Landlord shall have a security interest in all tangible personal property of Tenant on or about the Premises to the extent of all monies owed by Tenant to Landlord, including but not limited to, inventory, furniture, trade fixtures, equipment, etc., and all such property shall, at Landlord’s option, become the property of Landlord in the event Tenant fails to cure a default under this Lease within any period for notice and cure provided for herein. Tenant agrees, upon the request of Landlord, to execute any and all documents which Landlord deems necessary or desirable in order to perfect such security interest, including but not limited to, a U.C.C.-1 financing statement and a security agreement and to pay all costs, taxes or fees incurred in recording or filing any such documents.
     (e) Anything in this Lease to the contrary notwithstanding, in order to cover the extra expense involved in handling delinquent payments, Tenant shall pay a “late charge” in an amount equal to the greater of (i) 5% of any delinquent payment, or (ii) $250.00, when any installment of Base Rent (or any other amount as may be considered Additional Rental under this Lease) is paid more than ten (10) days after the due date thereof. It is hereby understood that this charge is for extra expenses incurred by the Landlord in processing the delinquency.
     (f) Tenant hereby appoints as its agent to receive service of all dispossessory or other proceedings and notices thereunder and under this Lease the person apparently in charge of the Premises at the time, and if no person then appears to be in charge of the Premises, then such service or notice may be made by attaching the same to the main entrance of the Premises, provided that, in such later event, a copy of any such proceedings or notice shall also be mailed to Tenant in the manner set forth in Article 33 hereof.

     (g) Tenant shall be considered in “Habitual Default” of this Lease upon (i) Tenant’s failure, on four (4) or more occasions doing any Lease Year, to pay, when due, any installment of Base Rent, Additional Rent, or any other sum required by the terms of this Lease, or (ii) Tenant’s repeated violation of, or failure to comply with, any term covenant or condition of this Lease after written notice of such violation or failure to comply has been given by Landlord to Tenant. Upon the occurrence of an event of Habitual Default on the part of Tenant, Tenant shall immediately be deemed to have released any and all options or rights granted, or to be granted, to Tenant under the terms of this Lease (including, without limitation, rights of renewal, rights to terminate, or rights of first refusal).
     (h) Pursuit of any of the foregoing remedies shall not preclude Landlord from pursuing any other remedies therein or at law or in equity provided, nor shall pursuit of any remedy by Landlord constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of Tenant’s violation of any of the covenants and provisions of this Lease. Tenant hereby waives any right to assert or maintain any counterclaims against Landlord in any action brought by Landlord to obtain possession of the Premises. No act of Landlord (including, without limitation, acts of maintenance, efforts to relet the Premises, or any other actions taken by Landlord or its agents to protect Landlord’s interests under this Lease) other than a written notice of termination, shall terminate this Lease. The acceptance of keys to the Premises by Landlord, its agents, employees, contractors or other persons on Landlord’s behalf shall not be deemed or constitute to effect a termination of this Lease unless such early termination is evidenced by a written instrument signed by Landlord.
17. Insurance.
     (a) Tenant agrees to indemnify and save Landlord and Landlord’s Managing Agent harmless from any and all liabilities, damages, causes of action, suits, claims, judgements, costs and expenses of any kind (including attorneys fees): (i) relating to or arising from or in connection with the possession, use, occupancy, management, repair, maintenance or control of the Premises, or any portion thereof; (ii) arising from or in connection with any act or omission of Tenant or Tenant’s agents, employees or invitees; or (iii) resulting from any default, violation or injury to person or property or loss of life sustained in or about the Premises. To assure such indemnity, Tenant shall carry and keep in full force and effect at all times during the term of this Lease for the protection of Landlord and Landlord’s Managing Agent and Tenant herein, public liability and property damage insurance with combined single limits of not less than One Million Dollars ($1,000,000.00) per occurrence; with not less than a Two Million Dollar ($2,000,000.00) aggregate per location.
     (b) Tenant shall be and remain liable for the maintenance, repair and replacement of all plate glass in the Premises with glass of like kind and quality. If requested by Landlord, Tenant shall keep the same insured under a policy of plate glass insurance.
     (c) Tenant shall obtain and at all times during the term hereof maintain, at its sole cost and expense, policies of insurance covering the Premises and any permanent alterations to the Premises made by Tenant or Landlord in accordance with this Lease (excluding only structural improvements and components required to be insured and maintained by Landlord) including, without limitation, decorative finishes, equipment, lighting or fixtures unique to

Tenant’s use of the Premises and any trade fixtures or other fixtures or property (including improvements which may not be removed by Tenant under the terms of this Lease), and all of Tenant’s fixtures, equipment and inventory installed and/or located in the Premises, in an amount of not less than the full replacement cost of said items, with the classification “Fire and Extended Coverage” together with insurance against vandalism, malicious mischief, and sprinkler leakage or other sprinkler damage, boiler and pressure vessel insurance, and any proceeds of such insurance so long as this Lease shall remain in effect, shall be used only to repair or replace the items so insured.
     (d) Said public liability and property damage insurance policies and any other insurance policies carried by Tenant with respect to the Premises shall: (i) be issued in form acceptable to Landlord by good and solvent insurance companies qualified to do business in the state in which the Premises is located and reasonably satisfactory to Landlord; (ii) be endorsed to name Landlord, Landlord’s Managing Agent, Tenant and any other parties in interest from time to time designated in writing by notice from Landlord to Tenant as Additional Insureds; (iii) be written as primary policy coverage and not contributing either to or in excess of any coverage which Landlord may carry; (iv) provide for 30 days’ prior written notice to Landlord of any cancellation or other expiration of such policy or any defaults or material changes thereunder; and (v) contain an express waiver of any right of subrogation by the insurance company against Landlord and Landlord’s Managing Agent. Such insurance policies shall be obtained from an approved insurance company and Tenant shall deliver a copy of said policy or an original Certificate of Insurance to Landlord, before Tenant takes occupancy of the Premises, showing the same to be in full force and effect. Neither the issuance of any insurance policy required hereunder, nor the minimum limits specified herein with respect to Tenant’s insurance coverage shall be deemed to limit or restrict in any way Tenant’s liability arising under or out of this Lease.
     (e) Intentionally deleted.
     (f) Landlord shall maintain (i) public liability insurance on the common areas of the Building in amounts not less than those set forth in subparagraph (a) of this Article 17 and (ii) Property Insurance for full replacement cost of the Building in an amount sufficient to avoid co-insurance.
     (g) (1) To the extent permitted by law, each of Landlord and Tenant hereby releases the other, to the extent of all insurance carried (or required to be carried) by each party under the terms of this Lease, from liability for any loss or damage to the Premises caused by fire or other of the extended casualties insured against; provided, however, that this release shall be in force and effect only with respect to loss or damage occurring during such time as the releasing party’s insurance policy contain a clause or clauses which provides that: (i) the insurance company waives subrogation or consents to a waiver of right of recovery, and (ii) such waiver of subrogation or consent to a waiver of a right of recovery does not adversely affect or prejudice said policy or the releasing party’s right of full recovery thereunder. Landlord’s release of Tenant under this subparagraph 17(g) is expressly conditioned upon Tenant’s full cooperation with Landlord’s insurance carrier in inspections of the Premises and Tenant’s compliance with all requirements imposed by Landlord’s insurance carrier with respect to any activities in or use of the Premises which increases fine risk of loss to the Shopping Center or the Premises.

          (2) If a party advises the other party that a clause of the type described in subparagraph 17 (g)(1) above is (i) not obtainable, or (ii) only obtainable at additional cost, then such party shall not be obligated to obtain a waiver; provided, however, that with respect to an inability to obtain a waiver due to the imposition of additional cost, the party shall promptly notify the other party of the amount of such additional cost and, if the party desiring that the other party obtain a waiver agrees in writing to pay the additional cost of obtaining the waiver, then, upon receipt of such payment, that party shall obtain a waiver of subrogation for the benefit of the other party, as described in subparagraph (g)(1) above To the extent that Tenant is permitted to self insure as to its personal property located in the Premises, Tenant will nevertheless be deemed to be insured for such personal property for the purposes of this subparagraph 17 (g).
18. Property at Tenant’s Risk. It is understood and agreed that all personal property in the Premises, of whatever nature, whether owned by Tenant or any other person, shall be and remain at Tenant’s sole risk and Landlord shall not assume any liability or be liable for any damage to or loss of such personal property, arising from the bursting, overflowing, or leaking of the roof or of water or sewer pipes, or from heating or plumbing fixtures or from the handling of electric wires or fixtures or from any other cause whatsoever, unless such damage was caused by the gross negligence or wanton or intentional misconduct of Landlord, its employees, agents or contractors, subject, however, to the waiver of subrogation provisions set forth in subparagraph 17 (g) above.
19. Assignment; Subletting.
     (a) Neither Tenant, nor any of its permitted successors or assigns, shall transfer, assign, mortgage, encumber, or, by operation of law or otherwise, pledge, hypothecate, or assign all or any of its interest in this Lease, or sublet or permit the Premises, or any part thereof, to be used by others, including, but not by way of limitation, licensees of Tenant, without the prior written consent of Landlord, in each instance, which consent Landlord shall not unreasonably withhold if the requirements of this Article 19 and the requirements and conditions set forth in other provisions of this Lease are fully complied with. Any such subletting or assignment shall be referred to as a “Transfer,” and the person to whom Tenant’s interest is transferred shall be referred to as a “Transferee.”
     (b) The prohibition against any Transfer without the prior written consent of Landlord shall apply, without limitation, to the following circumstances, each of which shall be deemed a Transfer: (i) if Tenant or any guarantor of this Lease is a corporation (other than a corporation, the outstanding voting stock of which is listed on a “national securities exchange,” as defined in the Securities Exchange Act of 1934, or on the Nasdaq National Stock Market), and if shares of such corporation representing more than fifty percent (50%) of the voting stock of such corporation are transferred by sale, assignment, bequest, inheritance, operation of law or otherwise (including, without limitation, a transfer to or by a receiver or trustee in federal or state bankruptcy, insolvency or other proceeding); (ii) if Tenant or any guarantor of this Lease is a partnership, and if partnership interests of such partnership representing more than fifty percent (50%) of the voting power or profits and losses of such partnership are transferred by sale, assignment, bequest, inheritance, operation of law or otherwise (including, without limitation, a transfer to or by a receiver or Trustee in federal or state bankruptcy, insolvency or other proceeding); (iii) any transfer by sale, assignment, bequest, inheritance, operation of law or other disposition of all or substantially all of the assets of Tenant or any guarantor which results in or makes possible a change in the present control of the business of Tenant or any such guarantor; (iv) any other change in the majority ownership interest of Tenant, or any guarantor of this Lease; or (v) any subletting or assignment which occurs by operation of law (including by way of merger, consolidation, or reorganization or any change of Tenant’s corporate or proprietary structure). In no event may Tenant assign this Lease, or sublease the Leased Premises, if Tenant is in default under this Lease.
     (c) In the event that Tenant desires to effect a Transfer hereunder, Tenant shall give Landlord written notice (the “Transfer Notice”) thereof. To be effective, the Transfer Notice shall be accompanied by Tenant’s check, payable to the order of Landlord, or Landlord’s Agent, in the amount of $500.00 to compensate Landlord for the cost of reviewing the proposed Transfer and specify the proposed Transferee, and the proposed terms of the Transfer, and contain such information about the proposed Transferee, its experience, its financial situation, its methods of operation, and its impact on the Building, as a prudent businessman would require in making the Transfer decision. Tenant specifically agrees to act, in good faith, to apprise Landlord of any adverse or negative financial or marketplace information known by Tenant concerning the proposed Transfer and/or the proposed Transferee, but nothing in this subparagraph 19 (c) shall obligate Tenant to reveal mere speculation or rumor or violate any obligation to protect trade secrets or other confidential information. The Transfer Notice shall also contain a certificate by Tenant (or an officer or general partner of Tenant if Tenant is a corporation or partnership) of all “Transfer Consideration” (as defined below) or payable in connection with the proposed Transfer. Within forty five (45) days of the receipt of the Transfer Notice Landlord shall, by written notice to Tenant, elect: (i) to permit the proposed Transfer; (ii) to sublet with the right to further sublet from Tenant for the balance of the term of this Lease (a) all of the Premises, or (b) only so much of the Lease Premises as Tenant proposed to Transfer, at the same rental as Tenant is obligated to pay to Landlord hereunder; or (iii) subject to the terms of subparagraph 19 (a) above, to deny consent to the proposed Transfer, in which event Tenant shall continue to occupy the Leased Premises and comply with all of the terms and conditions hereof. In the event that Landlord fails to give Tenant written notice of its election hereunder within the specified forty five (45) day period, Landlord shall be deemed to have denied its consent to the proposed Transfer.
     (d) If Landlord consents to a Transfer, the permitted Transferee shall assume by written instrument all of Tenant’s obligations under the Lease and such Transferee, at least thirty (30) days prior to the effective date of the permitted Transfer, shall deliver to Landlord the proposed sublease, assignment and assumption agreement or other instrument evidencing the Transfer and the Transferee’s undertaking of Tenant’s obligations under the Lease. All of such documents shall be subject to Landlord’s prior written approval, which approval shall not be unnecessarily withheld, conditioned or delayed. In the event of a permitted Transfer, Tenant shall continue to be liable hereunder, and shall not be released from performance hereunder. In addition to the Rent reserved hereunder, Tenant shall pay to Landlord (except as otherwise stated in subparagraph 19 (f) below) one half (1/2) of all monies, property and other consideration of every kind whatsoever paid or payable to Tenant in consideration of or related to such Transfer and for all property transferred to the Transferee, as all or part of the consideration including, without limitation, fixtures, other Leasehold Improvements, furniture, equipment and furnishings

(collectively, all of the foregoing monies, property and other consideration shall be refereed to as the “Transfer Consideration”), but excluding bona fide consideration paid for transfer of Tenant’s Property. Following a permitted Transfer of this Lease, Landlord shall not be required to send the named Tenant any notice of default by the approved Transferee.
     (e) Any Transfer without Landlord’s consent, whether as a result of any act or omission of Tenant, or by operation of law or otherwise, shall not be binding upon Landlord, and shall confer no rights upon any third person. Each such unpermitted Transfer shall, without notice or grace period of any kind, constitute a default by Tenant under this Lease. The acceptance by Landlord of the payment of Rent following any Transfer prohibited by this Article 19 shall not be deemed to be a consent by Landlord to any such Transfer, an acceptance of the Transferee as a tenant, a release of Tenant from the performance of any covenants herein contained, or a waiver by Landlord of any remedy of Landlord under this Lease, although amounts actually received shall be credited by Landlord against Tenant’s Rent obligations. Consent by Landlord to any one Transfer shall not constitute a waiver of the requirement for consent to any other Transfer. No reference in this Lease to assignees, subtenants or licensees shall be deemed to be a consent by Landlord to the occupancy of the Leased Premises by any such assignee, subtenant or licensee.
     (f) Notwithstanding anything set forth in this Article 19 to the contrary, if Tenant fully complies with the requirements and conditions of this Article and other provisions of this Lease, Tenant may Transfer this Lease without Landlord’s consent (and without any obligation to pay any part of the Transfer Consideration described in subparagraph 19 (d) above), if Landlord is advised of any such Transfer within thirty (30) days after any such Transfer occurs, to (i) Tenant’s parent or subsidiary corporation or to a corporation under common ownership with and controlled by the same persons who control Tenant, or (ii) any party which acquires substantially all of the assets of Tenant or (iii) to a corporation into which Tenant merges or consolidates; provided, however, that (1) in the case of a Transfer under subparagraph 19 (f) (i) above, such assignee shall possess qualifications for conducting the business at the Premises to the reasonable satisfaction of Landlord; and (2) in the case of any Transfer described above in this subparagraph 19 (f), (x) such assignee shall assume in writing all of Tenant’s obligations hereunder; and (y) Tenant continues to remain liable under this Lease for the performance of all of the terms contained herein including but not limited to, the payment of Base Rent, Annual Operating Costs and all Additional Rent due under this Lease, and further provided that the provisions of this subparagraph 19 (f) shall not permit a Transfer in the event that Tenant is acquired by another corporation and becomes a subsidiary thereof, (x) unless Tenant continues to be operated as a separately identified company, substantially in the same manner as before such acquisition, or (y) if, after such acquisition, or as a result thereof, Tenant’s net worth will decline by ten percent (10%) or more, unless in either of such cases, the parent of the parry acquiring Tenant agrees to guaranty Tenant’s obligations under this Lease. The liability of any Guarantor of this Lease shall not be affected as a result of any assignment permitted under this subparagraph (f). It is the intention of the parties that the provisions of clause (i) of this subparagraph 19 (f) are included herein for the purpose of providing Tenant with flexibility in the manner of operating its business but such provisions are not intended to permit, and do not permit, a Transfer of this Lease to an entity outside the ownership family to which Tenant belongs as a means of defeating the other provisions of this Article 19 which require Landlord’s consent to a Transfer.

     (g) Notwithstanding the provisions of subparagraphs (a), (b) and (c) of this Article 19, Tenant’s shareholders may sell, transfer and convey their stock in Tenant without Landlord’s consent. The foregoing sentence shall not be deemed to permit what is commonly referred to as a “leveraged buy-out” transaction or such other transfer or sale which adversely affects the net worth of Tenant or any successor entity, and all of the provisions of this Article 19 shall apply to any such transaction.
20. Signs. No sign, advertisement or notice shall be inscribed, painted, affixed or displayed on the windows or exterior walls of the Premises or on any public area of the Building, except the directories and the office doors, and then only in such places, numbers, sizes, color and style as are approved by Landlord and which confirm to all applicable laws and/or ordinances. Any and all permitted signs shall be installed and maintained by Landlord at Tenant’s sole expense. During the period of six months prior to the explanation of this Lease or any renewal thereof, Landlord shall have the right to display on the exterior of the Premises a sign advertising the space as available “For Rent”. Notwithstanding the aforesaid, but subject to all applicable laws and/or ordinances, Landlord will permit Tenant to have three (3) identification signs on the sides of the Building, facing Perry Parkway and Interstate 270 (the “Additional Signs”) under the following terms and conditions: (i) The exact size and location of, and all plans and specifications for, thee Additional Signs shall be subject to Landlord’s approval, which will not be unreasonably withheld, conditioned or delayed; and (ii) Tenant shall, at Tenant’s sole cost and expense, repair, replace and maintain the Additional Signs, in good condition, consistent with general construction standards; and (iii) Tenant shall obtain all permits and approvals for the installation of the Additional Signs, but Tenant shall not be entitled to obtain any variance or waiver of any governmental requirements if any such variance or waiver would reduce or otherwise adversely affect the ability of Landlord or other tenants of the Building to install or replace signs which would be permitted but for any variance or waiver of any governmental requirements obtained by Tenant for the Additional Signs.
21. Rules and Regulations. Tenant shall at all times comply with the rules and regulations set forth on Exhibit B attached hereto, and with any additions thereto and modifications thereof adopted from time to time by Landlord, and each such rule or regulation shall be deemed to be a covenant of this Lease to be performed and observed by Tenant.
22. Parking. Landlord grants Tenant the non-exclusive, unassigned, right to use the parking area or areas designated by the Landlord from time to time. Tenant hereby agrees to comply with all traffic and parking rules and regulations imposed by Landlord from time to time.
23. Landlord Access. Landlord shall have the right to enter upon the Premises, upon reasonable advance notice (which notice may be delivered by telephone) for purposes of (i) showing the Premises to prospective tenants; (ii) to post the Premises with “For Rent” or other offering signs, as Landlord may deem appropriate in accordance with the terms of this Lease; (iii) to exhibit the same to prospective purchasers or mortgagees; and (iv) to inspect the Premises to see that Tenant is complying with all its obligations hereunder, or to make required repairs. Subject to the provisions of subparagraph 17 (g) above, Landlord shall defend (with counsel selected by Landlord), indemnify Tenant, its officers, directors, employees and agents, and save it harmless from and against any and all claims, suits, judgements, actions, damages, costs, liability and expense of any kind (including reasonable attorney fees) with respect to damage to the Premises occasioned by the negligent acts or wrongful misconduct of Landlord or its employees committed during such access.
24. Subordination and Non-Disturbance.
     (a) This Lease is subject and subordinate to the lien of any ground leases and to all mortgages, deeds of trusts or deeds to secure debt which may now or hereafter affect or encumber the Building or the real property of which the Premises form any part, and to all renewals, modifications, consolidations, replacements or extensions thereof. This Article shall be self-operative and no further instrument of subordination shall be required. In confirmation of any such subordination, Tenant shall execute within five (5) days after receipt, any certificate that Landlord may reasonably so request, provided the same contains appropriate language on non-disturbance. No foreclosing lender nor any purchaser at foreclosure shall be liable for and defaults (including defaults of a continuing nature) by any prior landlord, or for the return of any security deposit; Tenant covenants and agrees to attorn to Landlord or to any successor to Landlord’s interest in the Premises, whether by sale, foreclosure or otherwise.
     (b) Notwithstanding the foregoing, in the event any ground lessor, mortgagee or the holder of any deed of trust or deed to secure debt shall elect to make the lien of this Lease prior to the lien of its ground lease or mortgage, then, upon such party giving Tenant written notice to such effect at any time prior to the commencement of foreclosure by filing a notice thereof for record among the land records, this Lease shall be deemed to be prior in lien to the lien of such ground lease or mortgage, whether dated prior or subsequent thereto.
     (c) Landlord will use reasonable efforts to obtain a non-disturbance agreement for Tenant’s benefit from the lender holding the mortgage lien on the Property as of the Lease Date (the “Lender”). The non-disturbance agreement shall be on the Lender’s approved form, and Tenant shall pay to Landlord, as additional rent, all fees, costs and expenses charged to Landlord by the Lender in connection with the Lender’s review of this Lease and negotiation or review of the non-disturbance agreement including, without limitation, the Lender’s legal fees. Notwithstanding any other provision of this Article 24 to the contrary, this Lease shall not be subordinate to any future mortgage, deed of trust or other lien on the Property unless the party secured by any such instrument enters into a non-disturbance agreement with Tenant on a form acceptable to such future Lender.
25. Mortgagee Protection. Tenant agrees to give any Mortgagees and/or Trust Deed Holders, by Registered Mail, a copy of any Notice of Default served upon Landlord, provided that prior to such notice Tenant has been notified, in writing, (by way of Notice of Assignment of Rents and Leases, or otherwise) of the address of such Mortgagees and/or Trust Deed Holders. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Mortgagees and/or Trust Deed Holders shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within such thirty (30) days, any Mortgagee and/or Trust Deed Holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued. Tenant agrees that in the event of the sale of the Property, by foreclosure or deed in lieu thereof, the purchaser at such sale shall only be responsible for the return of any security deposit paid by Tenant to Landlord in connection with this Lease to the extent that such purchaser actually receives such security deposit.
26. Construction of Tenant Improvements by Landlord. Landlord shall make such improvements in and to the Premises as are designated on the attached Exhibit C attached hereto and by this reference made a part hereof (“Landlord’s Work”). Any improvements other than those drown on Exhibit C shall be subject to Landlord’s prior written approval, shall be at the Tenant’s sole expense, and shall be constructed by Landlord. It is agreed that the cost of any such additional improvements, shall be paid by Tenant, as additional rent, within ten (10) days of presentation of a bill therefor. Landlord’s sole obligation with respect to the improvements set forth on Exhibit C is to construct such improvements in accordance with the layout, plans and specifications set forth on Exhibit C. Landlord does not represent or warrant to Tenant that the work described on Exhibit C is sufficient to make the Premises suitable for Tenant’s intended use or that such work will be sufficient to enable Tenant to obtain a certificate of occupancy for the Premises. In the event that leasehold improvements are to be supplied by the Landlord, the Tenant agrees to designate two persons who are authorized to originate and/or approve change orders and additions associated with leasehold improvements to the Premises. These designees are:

The Landlord will not be responsible for any changes from the approved improvement plan, unless the change is requested by the Tenant in writing. Within a reasonable period of time after receipt of a written change order from the Tenant, Landlord will provide Tenant with an estimate of the cost of the change and any time delay that may occur as a result of the change. The Rent Commencement Date as herein defined will not be affected by delays resulting from Tenant requested change orders.
27. Hold-Over; Surrender of Premises. If Tenant shall not immediately surrender the Premises the day after the end of the term hereby created, then Tenant shall, by virtue of this agreement, become, at Landlord’s option, either (a) a tenant at sufferance, or (b) a tenant from month-to-month. In either of such events, rent shall be payable at a monthly or daily rate, as the case may be, of one hundred fifty percent (150%) of the Base Rent and Additional Rental payable by Tenant immediately prior to the expiration or termination of the term, with said tenancy to commence on the first day after the end of the term above demised; and said tenancy shall be subject to all of the conditions and covenants of this Lease insofar as such covenants and conditions are applicable thereto. Nothing contained in this Lease shall be construed as a consent by Landlord to the occupancy or possession of the Premises after the expiration of the term of this Lease. If Landlord fails to make an election under clause (a) or (b) with ten (10) days after the expiration or termination of the term, the hold-over tenancy shall be deemed to be a tenancy from month-to-month. If Tenant holds over as a month-to-month tenant, each party hereto shall give to the other at least thirty (30) days’ written notice to quit the Premises (any right to a longer notice period being hereby expressly waived), except in the event of non-payment of rent in advance or of the other Additional Rents provided for herein when due, or of the breach of any other covenant by the said Tenant, in which event Tenant shall not be entitled to any notice to quit, the usual thirty (30) days’ notice to quit being expressly waived; provided, however, that in the event Tenant shall hold over after expiration of the term hereby created, and if Landlord shall desire to regain possession of said Premises promptly at the expiration of the term aforesaid, then at any time prior to the date Landlord makes (or is deemed to have made) its election under clause (b) of this Article 27, Landlord at its option, may re-enter and take possession of the Premises forthwith, without process, or by any legal action or process in force in the state in which the Premises is located; provided, however, that if Landlord has accepted rent for any period beyond the expiration of the term and Tenant is not then in default under any of the provisions of this Lease, Landlord shall promptly refund to Tenant an amount equal to any excess rental received by Landlord with respect to any period after Landlord exercises its right to re-enter the Premises under this Article 27. At the expiration of or earlier termination of the term of this Lease, Tenant shall peacefully surrender the Premises to Landlord, in condition required under paragraph 9 (a) of this Lease, ordinary wear and tear excepted to the extent the Premises is not required to be repaired and/or maintained by Tenant. Tenant shall surrender all keys for the Premises to Landlord and shall notify Landlord in writing of all combinations of locks, safes, and vaults, if any in the Premises. If the Premises are not surrendered as and when aforesaid, Tenant shall indemnify and hold Landlord harmless from and against all claims, loss or liability (direct, indirect, foreseeable or unforeseeable) resulting from the delay by Tenant in surrendering the Premises including, without limitation, any claims made by any succeeding occupant based upon Landlord’s inability to deliver the Premises to any such succeeding occupant. Tenant shall comply with the provisions of Article 9 hereof respecting Tenant’s Property. Tenant’s obligations to observe and perform the covenants set forth in this Article 27 shall survive the expiration or earlier termination of this Lease.
28. Estoppel Certificates.
     (a) Tenant agrees, at any time and from time to time, upon not less than thirty (30) days’ prior written notice by Landlord, to execute, acknowledge and deliver to Landlord or to such person(s) as may be designated by Landlord, a statement in writing (i) certifying that Tenant is in possession of the Premises, has unconditionally accepted the same and is currently paying the rents reserved hereunder, (ii) certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease is in full force and effect as modified and stating the modifications), (iii) stating the Rent Commencement Date and the dates to which the rent and other charges hereunder have been paid by Tenant and (iv) stating whether or not to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease, and, if so, specifying each such default of which notices to Landlord should be sent. If Tenant fails to execute and returns any such agreement to Landlord within such thirty (30) day period, then, in addition to Landlord’s other rights and remedies in the case of default, Landlord shall be entitled to treat the information contained in such estoppel certificate as being admitted as true and correct by Tenant, and such information shall be fully binding on Tenant as if Tenant had executed such certificate Landlord shall be entitled to collect from Tenant, as liquidated damages with respect to such default of Tenant in addition to Base Rent and other amounts payable hereunder, as Additional Rent, an amount equal to one-half of one percent (1/2%) of the then amount of Base Rent then payable under this Lease, for each day Tenant delays in returning the requested agreement to Landlord. Any such statement delivered pursuant hereto may be relied upon by any owner, prospective purchaser, mortgagee or prospective mortgagee of the Building or of Landlord’s interest therein, or any prospective assignee of any such mortgagee.
     (b) Landlord agrees, at any time and from time to time, upon not less than thirty (30) days’ prior written notice by Tenant, to execute, acknowledge and deliver to Tenant or to such person(s) as may be designated by Tenant, a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease is in full force and effect as modified and stating the modifications), (ii) stating the Rent Commencement Date and the dates to which the rent and other charges hereunder have been paid by Tenant and (iii) stating whether or not to the best knowledge of Landlord, Tenant is in default in the performance of any covenant, agreement or condition contained in this Lease, and, if so, specifying each such default of which notices to Tenant should be sent.
29. Quiet Enjoyment. Landlord warrants that it has the right to make this Lease for the term aforesaid and that it will put Tenant into complete and exclusive possession of the Premises. Provided Tenant is not in default hereunder, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises hereby leased for the term aforesaid, without any interruption or disturbance from Landlord, or anyone claiming through or under Landlord, subject to the terms hereof.
30. Delay. In the event Landlord for any reason is unable to deliver possession of the Premises to Tenant on or before the Rent Commencement Date, at Landlord’s option, this Lease shall remain in full force and effect and Tenant shall have no claim against Landlord by reason of any such delay but no rent shall be payable during the pendency of any such delay, or upon written notice to Tenant, Landlord may terminate this Lease and, except for the return of any security deposit or prepaid rent, Landlord shall have no further obligation or liability to Tenant. In the event that Landlord does not so terminate this Lease, at such time as Landlord tenders possession of the Premises to Tenant in writing, Tenant shall commence payment of rent pursuant to Article 3 hereof, and the expiration date of the term of this Lease shall be extended for a period equal to the period of such delay. In the event of any such delay, Tenant shall execute a Commencement and Estoppel Agreement as provided in Article 2, specifying the date on which possession of the Premises was tendered by Landlord.
31. Modifications Due to Financing. If, in connection with obtaining temporary or permanent financing for the Building or the land upon which the Building is located, any such lender shall request reasonable modifications of this Lease as a condition to such financing, Tenant agrees that Tenant will not unreasonably withhold, delay or defer the execution of any agreement of modification of this Lease provided such modifications do not increase the financial obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created or Tenant’s reasonable use and enjoyment of the Premises.
32. Attorneys. The non-prevailing party shall reimburse the prevailing party upon demand for any costs or expenses, including attorney fees, incurred in connection with the enforcement of obligations hereunder. Any and all costs or expenses incurred by Landlord pursuant to the provisions hereof shall be considered as Additional Rent hereunder. Tenant acknowledges that it has engaged counsel in connection with the negotiation of this Lease.

33. Notices. All notices, rent or other payments required or desired to be given hereunder by either party to the other shall be sent by first class mail, postage prepaid, or by a reputable commercial messenger service, except that notices of default and notices related to the exercise of options or other rights under this Lease shall be sent by certified mail, return receipt requested or by a receipted commercial messenger service (such as Federal Express or Airborne Express) for delivery on the next following business day. Notices to the respective parties, and any amounts required to be paid hereunder, shall be addressed and sent as follows:

If to Landlord	NOTICES AND CORRESPONDENCE	RENT, PAYMENTS, ETC.
	c/o Franklin Property Company	c/o Franklin Property Company
	8401 Connecticut Avenue	PO Box 64772
	Chevy Chase, Maryland 20815	Baltimore, MD 21264-4772
cc: Legal Department

If to Tenant:	BroadSoft, Inc.
220 Perry Parkway
Suite 1
Gaithersburg, MD 20877
Attn: Mr. Michael Tessler
Either party may designate a substitute address, from time to time, by notice in writing sent in accordance with the provisions of this Article 33.
34. Applicable Law. This Lease shall be construed under the laws of the State in which the Premises is located.
35. No Reservation. The submission of this Lease for examination does not constitute a reservation of or option for the Premises, and this Lease becomes effective only upon execution and delivery thereof by Landlord. Neither party shall have any legal obligation to the other in the event that the lease contemplated herein is not consummated for any reason. Discussions between the parties respecting the proposed lease described herein, shall not serve as a basis for a claim against either party or any officer, director or agent of either party.
36. Parties; Assigns and Successors. Feminine or neuter pronouns may be substituted for those of the masculine form, and the plural may be substituted for the singular number, in any place or places herein in which the context may require such substitution or substitutions. The term “Landlord” as used in this Lease, means only the owner for the time being of the Landlord’s interest in this Lease; and, in the event of the sale, assignment or transfer by such owner of the Landlord’s interest in this Lease, such owner shall thereupon be released and discharged of all covenants and obligations of Landlord hereunder thereafter accruing. Except as provided in the preceding sentence, all of the covenants, agreements, terms, conditions, provisions and undertakings in this Lease shall inure to the benefit of and shall extend to and be binding upon, the parties hereto and their respective heirs, executors, legal representatives, successors and assigns, to the same extent as if they were in every case named and expressed. If two or more individuals, corporations, partnerships or other business associations (or any combination of two or more thereof) shall sign this Lease as Tenant, the liability of each such individual, corporation, partnership or other business association to pay rent and perform all other obligations hereunder shall be deemed to joint and several and any notice required or permitted by the terms of this Lease may be given by or to any one thereof, and shall have the same force and effect as if given by or to all thereof. In like manner, if the Tenant named in this Lease shall be a partnership or other business association, the members of which are, by virtue or statute or general law, subject to personal liability, the liability of each such member shall be joint and several.
37. Severability. If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall to any extent be held invalid or unenforceable, the remainder of this Lease or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held or unenforceable, shall not be affected thereby and each term, covenant and condition of this Lease shall be valid and enforced to the fullest extent permitted by law.
38. Rent Tax. If applicable in the jurisdiction where the Premises are situated, Tenant shall pay and be liable for all rental, sales and use taxes or other similar taxes, if any, levied or imposed by any City, State, County or other governmental body having authority, such payments to be in addition to all other payments required to be paid to Landlord by Tenant under the terms of this Lease. Any such payments shall be paid concurrently with the payment of the rent upon which the tax is based as set forth above.
39. Acts of God. Neither party shall be required to perform any covenant or obligation in this Lease (other than the payment of Rent or other monies), or be liable in damages to the other party, so long as the performance or non-performance of the covenant or obligation is delayed, caused by or prevented by an act of God or force majeure. In that regard, in the event that such an act of God or other event of force majeure causes an interruption of essential Building services (i.e., utilities) for a period in excess of three (3) consecutive days, Tenant shall be entitled to an equitable abatement of rent until such services have been restored.
40. Landlord’s Liability. Tenant agrees that Landlord shall have no personal liability with respect to any of the provisions of this Lease and Tenant shall look solely to the estate and property of Landlord in the land and buildings comprising the Property of which the Premises forms a part for the satisfaction of Tenant’s remedies, including, without limitation, the collection of any judgement or the enforcement of any other judicial process requiring the payment or expenditure of money by Landlord, subject, however, to the prior rights of any holder of any Mortgage covering all or part of the Property, and no other assets of Landlord shall be subject to levy, execution or other judicial process for the satisfaction of Tenant’s claim and, in the event Tenant obtains a judgement against Landlord, the judgement docket shall be so noted. This Section shall inure to the benefit of Landlord’s successors and assigns and their respective principals.
41. Remedies Cumulative; No Waiver. All rights and remedies given herein and/or by law or in equity to Landlord are separate, distinct and cumulative, and no one of them, whether exercised by Landlord or not, shall be deemed to be in exclusion of any of the others. No failure of Landlord to exercise any power given Landlord hereunder, or to insist upon strict compliance by Tenant with his obligations hereunder, and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of Landlord’s right to demand exact compliance with the terms hereof.

42. Modification. This writing is intended by the parties as the final expression of theft agreement and as a complete and exclusive statement of the terms thereof, all negotiations, considerations and representations between the parties having been incorporated herein. No course of prior dealings between the parties or their affiliates shall be relevant or admissible to supplement, explain or vary any of the terms of this Lease. Acceptance of, or acquiescence in, a course of performance rendered under this or any prior agreement between the parties or their affiliates shall not be relevant or admissible to determine the meaning of any of the terms of this Lease. No representations, understandings or agreements have been made or relied upon in the making of this Lease other than those specifically set forth herein. This Lease can only be modified by a written agreement signed by all of the parties hereto or their duly authorized agents.
43. Waivers. Landlord and Tenant each hereby waives all right to trial by jury in any claim, action, proceeding or counterclaim by either party against the other on any matters arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant and/or Tenant’s use or occupancy of the Premises. Tenant hereby expressly waives (to the extent legally permissible) for itself and all persons claiming by, through or under it, any right of redemption or right for the restoration of the operation of this Lease under any present or future law in case Tenant shall be dispossessed for any cause, or in case Landlord shall obtain possession of the Premises as provided in this Lease. Tenant understands that the Premises are leased exclusively for business, commercial and mercantile purposes and therefore shall not be redeemable under any provision of law.
44. Interpretation. Captions and headings are for convenience and reference only. Whenever in this Lease any printed portion, or any part thereof, has been stricken out, whether or not any replacement provision has been added, this Lease shall be read and construed as if the material so stricken out were never included herein, and no implication shall be drawn from the text of the material so stricken out which would be inconsistent in any way with the construction or interpretation which would be appropriate if such material had never been contained herein. The Exhibits referred to in this Lease and attached hereto are a substantive part of this Lease and are incorporated herein by reference. In any legal proceeding respecting this Lease, this Lease will be construed with equal weight for the rights of both parties, the terms hereof having been determined by free and fair negotiation, with due consideration for the rights and requirements of both parties. Both parties agree that they have had equal input into the wording and phraseology of the provisions of this Lease, and that, therefore, no provision will be construed as drafted by one party or the other, without respect to whose draft of this Lease the wording or phraseology arises. If any of the typewritten portions of this Lease conflict with any of the printed provisions of this Lease, the provisions set forth in the typewritten portions shall control; provided, however, that to the extent the printed portions of this Lease may be read in a manner which will not conflict with the provisions of the typewritten portions, then such interpretation shall be deemed to be the correct interpretation of the provisions of this Lease.
45. Financial Statements. Tenant, upon Lease execution, and thereafter upon written request by Landlord (but in any event, not more than once in any particular Lease Year, unless an additional or updated financial statement is required by Landlord’s lender), will provide Landlord with a copy of its current financial statements consisting of a balance sheet, an earnings statement, statement of changes in financial position, statement of changes in tenant’s equity, and related footnotes, prepared in accordance with generally accepted accounting principles. Such financial statements must be either certified by a CPA or sworn to as to their accuracy by Tenant’s most senior official and its chief financial officer. The financial statements provided must be as of a date not more than 12 months prior to the date of request. Landlord shall retain such statements in confidence, but may provide copies to lenders and potential lenders.
46. No Recording of Lease. Tenant shall not record this Lease without first obtaining the prior written consent of Landlord, which Landlord may withhold in its sole and absolute discretion. If Landlord consents to the recording of this Lease or a memorandum of this Lease, Tenant shall, at Tenant’s sole cost and expense, record a termination of such recorded document among the land records of the jurisdiction in which the Premises is located within thirty (30) days after the expiration or termination of this Lease.
47. Entity Tenants. If Tenant is a corporation, partnership or limited liability company, the persons executing this Lease on behalf of Tenant hereby covenant and warrant that: Tenant is duly constituted as such entity and is qualified to do business in the state where the Premises are located; all Tenant’s franchise and corporate taxes have been paid to date; all future forms, reports, fees and other documents necessary for Tenant to comply with applicable laws will be filed by Tenant when due; and such persons are duly authorized by the board of directors, partnership agreement or other applicable authority of such entity to execute and deliver this Lease on behalf of the Tenant. Attached hereto and made a part hereof is (a) a certificate of good standing, dated within sixty (60) days prior to the Lease Date, issued by the jurisdiction in which Tenant is organized, and (b) one or more of the following confirming the authorization and due execution of this Lease by Tenant: (i) a certificate of Tenant’s Secretary if Tenant is a corporation; or (ii) a consent of the general partners if Tenant is a partnership, or (iii) a certified copy of the Articles of Organization, operating agreement or other evidence satisfactory to Landlord evidencing the authority of the members of a limited liability company executing this Lease on behalf thereof. If Tenant fails to deliver to Landlord any of the items described an clauses (a) or (b) above on or before the date submits this Lease to Landlord for execution, then Landlord may, at its option, elect (to the extent such documents or information is available from governmental or other sources) obtain any such items which Tenant has failed to deliver, in which event Tenant shall reimburse Landlord for all costs and expenses incurred in obtaining such items plus an additional processing fee of three times the Landlord’s actual cost of obtaining such items to compensate Landlord for the administrative work in performing Tenant’s obligations under this Article.
48. Survival. Notwithstanding anything to the contrary contained in this Lease, the expiration of the Term of this Lease, whether by lapse of time or otherwise, shall not relieve either party from its’ obligations accruing prior to the expiration of the Term.
49. Landlord’s Self-Help. In addition to Landlord’s rights of self-help set forth elsewhere in this Lease or as provided by law or by equity, if Tenant at any tine fails to perform any of its obligations under this Lease in a manner satisfactory to Landlord, Landlord shall have the right but not the obligation, to perform or cause to be performed such obligations on behalf and at the expense of Tenant and to take all such action Landlord deems appropriate to perform or cause to be performed such obligations on behalf and at the expense of Tenant and to take all such action which Landlord deems appropriate to perform such obligations. In such event, Landlord’s costs and expenses incurred with respect thereto shall, upon demand, be paid for by Tenant as Additional Rent. In performing or causing the performance of any such obligations of Tenant, Landlord shall incur no liability for any loss or damage that may accrue to Tenant, the Premises or Tenant’s Property by reason thereof. The performance by Landlord of any such obligation shall not constitute a release or waiver of any of Tenant’s obligations under this Lease.
50. Special Stipulations. The terms, covenants and conditions set forth in any Articles of this Lease numbered higher than this Article 50 (“Special Stipulations”) are intended to supplement and, in certain events, modify or vary, the other provisions set forth in the foregoing provisions of this Lease. If any of the Special Stipulations conflict with any of the foregoing provisions of this Lease, the provisions set forth in the Special Stipulations shall control; provided, however, that to the extent the preceding portions of this Lease may be read in a manner which will not conflict with the provisions of the Special Stipulations, then such interpretation shall be deemed to be the correct interpretation of the provisions of this Lease and the Special Stipulations.
51. Option Term. (a) Tenant shall have the option to renew the term of this Lease for two (2) additional period(s) of five (5) years (the “Option Term”) following the expiration of the initial lease term provided that this lease is in full force and effect, the Tenant shall be in possession and occupying the Premises, and Tenant shall not be in default in the performance or observance of any of the terms, conditions, provisions and/or covenants of the Lease. All such rights of a renewal shall be exercised by delivery to Landlord of written notice of Tenant’s intention to renew the term at least six (6) months but not more than twelve (12) months prior to the expiration of the then applicable term of the lease. The Option Term shall be of the same terms, covenants and conditions as the original lease except Base Rent for the Option Term shall be the then Prevailing Market Rent of comparable space within the Gaithersburg, Maryland market area.
          (i) Within fifteen (15) business days after receipt of Tenant’s notice exercising its option to extend the term of this Lease, Landlord shall notify Tenant of Landlord’s estimate of Prevailing Market Rent. If Tenant disagrees with Landlord’s estimate of Prevailing Market Rent, Tenant may rescind such renewal notice thereby terminating its right of renewal provided by this lease, or Tenant shall notify Landlord that it has elected to submit the determination of Prevailing Market Rent to Arbitration, in which event the 13 provisions of subparagraph (b)(ii)(a) of this Article 51 shall govern the selection of arbitrators and the establishment of the Prevailing Market Rent payable for the year of the then applicable Option Term; provided, however, that if Tenant does not elect to either rescind its renewal notice or to submit the determination of Prevailing Market Rent to Arbitration during such fifteen (15) day period, then the Landlord’s estimate of Prevailing Market Rent shall be deemed to be agreed to by Tenant, and shall be the Base Rent payable by Tenant to Landlord during the first year of the then applicable Option Term.
     (b) (i) Definition: As used herein, the term “Prevailing Market Rent” means the most probable rent (as determined pursuant to the appraisal procedure hereinafter set forth) at which the Premises would be leased in a comparable and open market, under all conditions requisite to a fair lease, the Landlord and Tenant each acting prudently, knowledgeable, and assuming the rent is not affected by undue stimulus. Implicit in this definition is the consummation of the lease of such space beginning on the commencement date of the lease of the Premises under conditions whereby:
A. Landlord and Tenant are typically motivated (i.e., neither party is compelled to enter into a lease and both parties are willing to enter into a lease).
B. Both parties are well informed or well advised, and each acting in what it considers its own best interest.
C. A reasonable time is allowed for exposure in the open market.
D. The Prevailing Market Rent shall be computed as an amount equal to the then prevailing market rental rate of the Premises, as if vacant with Building standard improvements, and taking into account the annual adjustments of Base Rent, Tenant’s obligation to pay Tenant’s Pro-Rata Share of Annual Operating Costs and all existing market factors.
E. All of the terms, covenants and conditions of the Lease (except terms respecting the amount of Base Rent) remain in effect throughout the term.
(ii) In the event of a dispute as to determination of Prevailing Market Rent referred to in this paragraph, such dispute shall be resolved in accordance with the following:
(a) If Landlord and Tenant fail to agree upon the Prevailing Market Rent as referred to in this paragraph, within the time periods provided for herein, then Landlord and Tenant each shall give notice to the other setting both the name and address of a licensed real estate broker or appraiser (hereinafter “appraiser”) who shall be a M.A.I. Real Estate professional with at least five (5) years or more of experience in commercial real estate appraisal designated by it to make the determinations hereafter required. Each appraiser shall be instructed to calculate the Prevailing Market Rent as provided in each of the foregoing sections which is the subject of the dispute and is in accordance with the criteria referenced therein. If either party shall fail to give notice of such designations within ten (10) days after failing to agree between themselves, then the appraisal made by the appraiser so designated shall be the Appraisal Prevailing Market Rent. If two appraisers have been designated, such two appraisers shall consult with each other and, within thirty (30) days thereafter, issue their determinations of Appraisal Prevailing Market Rent in writing, and give notice thereof to each other and to Landlord and Tenant. If such two appraisers shall concur as to the determination of the prevailing Market Rent and submit their decision in writing to Landlord and Tenant, such concurrence shall be final and binding upon Landlord and Tenant. If the two determinations of Prevailing Market Rent shall be within five percent (5%) (measured from the higher appraisal) of each other, the Prevailing Market Rent shall be deemed to be the average of the two appraisers’ determinations. If such two appraisers’ determinations shall not so concur or coincide, then such two appraisers shall immediately (i) designate a third appraiser, (ii) prepare detailed written appraisals, and (iii) submit copies of such appraisal to Landlord, Tenant and such third arbitrator. If the two appraisers shall fail to agree upon the designation of such third appraiser within eight (8) days of the date on which the last determination was rendered, then either party may apply to the American Arbitration Association or any successor thereto having jurisdiction, for the designation of such appraiser. All arbitrators shall be licensed real estate appraisers or brokers who shall have had at least ten (10) years continuous experience in the business of appraising or managing real estate or acting as real estate agents or brokers in the Gaithersburg, Maryland area. The third appraiser shall conduct such hearings and investigations as he may deem appropriate and shall, within twenty (20) days after the date of designation of the third appraiser, choose the determination of the two appraisers originally selected by the parties which is fine nearest to the determination such third appraiser would have made acting alone and applying the standards set forth therefor in this Lease, and that choice by the third appraiser shall be binding upon Landlord and Tenant. Each party shall pay its own counsel fees and expenses, if any, in connection with any arbitration under this Article, including the expenses and fees of any appraiser selected by it in accordance with the provisions of this paragraph, and the parties shall share equally all other expenses and fees of any such arbitration, including the expenses of the third appraiser. The determination rendered in accordance with the provisions of this paragraph shall be final and binding in fixing the Prevailing Market Rent.
     However, in no event shall the Base Rent for the first Lease Year of the Option Term be less than the then Base Rent for the last Lease Year of the initial Lease Term as escalated by three percent (3%).
52. Right to Terminate. Provided that Tenant is not in default of any of the terms, conditions, obligations or provisions of this Lease (either on the date the option provided for herein is exercised or on the expiration of the eighty-fourth (84th) month of the lease terns), Tenant shall have the right to terminate this Lease on the last day of the eighty-fourth (84th) month by giving Landlord two hundred and seventy (270) days advance written notice of its intention to terminate this Lease. To be effective, Tenant’s notice of termination shall be accompanied by (i) Tenant’s check (subject to collection) payable to Landlord’s order in the amount of Five Hundred Seventy-five Thousand Seven Hundred Seventy and 00/100 Dollars ($575,770.00) (the “Termination Fee”) as reimbursement to Landlord for brokers commissions paid in connection with this Lease, Landlord’s unauthorized cost of constructing the Premises in accordance with Article 54 below and three (3) months Base Rent, plus (2) the then-remaining principal balance of the “Supplemental Tenant Allowance” (as such term is defined in Article 57 below). In the event Tenant shall fail to give written notice to the Landlord of its election to so terminate this Lease as provided for in the preceding sentence and/or pay the Termination Fee and the then-remaining principal balance of the Supplemental Tenant Allowance, time being of the essence, then Tenant shall no longer have the right to terminate this Lease and the provisions of this Article 52 shall be void and of no further force and effect.
53. Letter of Credit.
     (a) Landlord hereby acknowledges receipt from Tenant of Tenant’s Letter of Credit from Silicon Valley Bank in the amount of Seven Hundred Thousand Dollars ($700,000.00) in a form complying with the provisions of this Article 53 and otherwise satisfactory to Landlord (“Letter of Credit”). The Letter of Credit shall be held by Landlord as security for the payment of rent and the performance of Tenant’s other obligations under this Lease in the same manner as a cash security deposit would be handled under paragraph 3(c) of this Lease. Not later than the expiration date for the Letter of Credit set forth therein, Tenant shall renew the term of the Letter of Credit or deposit a new Letter of Credit in the same amount with Landlord in the same form as the original letter of credit approved by Landlord. If Tenant fails to renew or replace the Letter of Credit as aforesaid, Landlord may present the Letter of Credit for payment by the issuer thereof, and retain the proceeds of the Letter of Credit as the Security Deposit under this Lease, and, if Landlord retains the proceeds of the Letter of Credit as the Security Deposit, Landlord may commingle the deposit with its own funds. If Tenant defaults in the payment of rent or in the performance or observance of any other obligations to be performed on its part under this Lease, Landlord may present the Letter of Credit for payment by the issuer thereof and apply the proceeds to payment of Minimum Rent or Additional Rent in default, and/or to the prepayment of the Minimum Rent for any subsequent period of the term and/or to any amount to which Landlord may be entitled under this Lease; and Tenant shall promptly thereafter restore the Letter of Credit to the original amount above specified. The right of Landlord to apply the Proceeds of the Letter of Credit as above specified shall not be construed as a limitation upon Landlord’s right to invoke any other remedy available under this Lease or at law or equity for breach of this Lease, or to collect the full amount of damages owing by Tenant on account of such breach. If, by reason of Tenant’s default under this Lease, Landlord terminates this Lease at any time or reenters the Premises, Landlord may, at its option, either retain the Proceeds of the Letter of Credit as liquidated damages (applying against the damages which it suffers but without waiving its rights to recovery of additional damages to which it may be entitled) or apply it to the monthly installments of Minimum Rent and other amounts payable under this Lease hereunder in inverse order of accrual.
     (b) The Letter of Credit shall be issued to Landlord, shall be unconditional (i.e., without requirements or conditions for presentation, honor or payment), except as expressly provided for below, and shall be irrevocable during its stated term. The Letter of Credit may state or require that, at the time that Landlord presents the Letter of Credit for payment, such presentation shall be accompanied by a written statement executed by any person purporting to be an authorized officer of the general partner of Landlord as follows:
“This shall certify that a default by Tenant in the payment of rent has occurred and is continuing under that certain Flex Space Office Lease (“Office Lease”) dated April 12, 2000 by and between B.F. Saul Real Estate Investment Trust, as Landlord, and BroadSoft, Inc., as Tenant. Any notice or notices of default required by such Office Lease have been given by Landlord to Tenant and Tenant has not cured within any period for cure provided for in the Office Lease. Based upon the foregoing, Landlord hereby presents Letter of Credit No. SVB00152442 for payment and hereby demands that the issuer thereof draw upon such Letter of Credit and remit the proceeds one Letter of Credit to Landlord.”
     The Letter of Credit shall also provide that Landlord may present the Letter of Credit for payment when accompanied by the following written statement:
“Tenant has failed to renew or replace the Letter of Credit prior to thirty (30) days before its expiration date, and Landlord is accordingly entitled to draw upon the Letter of Credit.”

     The Letter of Credit shall also expressly state and provide that the issuer is entitled to rely on any statement in the forms provided above which purports on its face to be executed by an officer of Landlord, and that the issuer is not obligated to verify the authority of any such person to execute any such statement on Landlord’s behalf, nor shall the issuer be liable in any manner whatsoever if any such statement is found to have been improperly delivered by Landlord, or if such statement is delivered by a person not duly authorized to do so on Landlord’s behalf.
     (c) In addition to all other rights available to it under applicable laws or otherwise, Landlord, in conjunction with the assignment, pledge, or transfer of its interest as Landlord under the Lease, shall have the right to assign therewith Landlord’s rights un the Letter of Credit, and any assignee, pledgee, or transferee shall have the rights of Landlord hereunder with respect to the Letter of Credit so assigned, pledged, or transferred, and Landlord shall be thereafter relieved from all duties with respect to any such Letter of Credit.
     (d) If Tenant has not defaulted in performance of its obligations under this Lease beyond any period provided for herein for notice and cure, then the amount of the Letter of Credit may be reduced, commencing upon the expiration of the third (3rd) Lease Year and continuing through the first day of the tenth (10th) Lease Year, if, Tenant has achieved net profits in its preceding fiscal year, as shown on audited financial statements (“Profitability”), as follows: Within thirty (30) days after Tenant delivers to Landlord evidence, reasonably satisfactory to Landlord, showing that Tenant has reached Profitability in its most recent fiscal year prior to the expiration of the given Lease Year (i.e., Lease Year 3, 4, 5, 6, 7, 8, 9 or 10), Tenant shall be petted to renew or replace the Letter of Credit with a Letter of Credit in an amount equal to the then-existing Letter of Credit, minus Eighty Seven Thousand Five Hundred and 00/100 Dollars ($87,500.00).
     (e) Notwithstanding the foregoing, if at any time during the term of this Lease, Tenant is purchased by, or merges or consolidates with, a corporation, company or other business entity which meets the credit and Financial requirements as hereinafter more specifically described (providing such acquisition, merger or consolidation is permissible in accordance with the provisions of subparagraph 19 (f) of this Lease), then Tenant shall be entitled to replace or renew the Letter of Credit with a Letter of Credit or cash payment in the amount of Thirty Six Thousand Eight Hundred Seventy Five and 00/100 Dollars ($36,875.00).
     (f) Notwithstanding any other provision of this Article 53 to the contrary, the Letter of Credit (or cash Security Deposit) shall never be reduced below the sum of Thirty Six Thousand Eight Hundred Seventy Five and 00/100 Dollars ($36,875.00).
54. Landlord Contribution. In addition to the rent abatement provided in Article 3 above, Landlord agrees to contribute an amount (“Landlord’s Contribution”) in an amount equal to the lesser of (i) the actual amount expended by Tenant to perform the work described in Article 55 below, or (ii) an amount that is equal to the sum of $25.00 multiplied by the actual gross rentable square footage of space in the Premises, when and as calculated in accordance with the terms of Article 2 (b) above (e.g. if the Premises are determined to a Gross Area of 30,000 square feet, the sum of Seven Hundred Fifty Thousand and 00/100 Dollars [$750,000.00]). The Landlord Contribution will be payable to Tenant within thirty (30) days from the date Tenant delivers to Landlord each of the following:

     (a) executed and notarized lien releases from all contractors, subcontractors and materialmen performing work on the Premises;
     (b) copies of paid invoices for all work performed in the Premises (or all work to be paid through Landlord’s Contribution);
     (c) in the event that the Landlord’s Contribution is sufficient to cover the cost of Tenant’s Work, Tenant’s executed commencement and estoppel certificate for the Premises; and
     (d) in the event that the Landlord’s Contribution is sufficient to cover the cost of Tenant’s Work, the Certificate of Occupancy for the Premises.
     Landlord’s Contribution shall be used by Tenant to perform the “Tenant’s Work” described in Article 55 below, except that up to $3.00 per square foot of the Landlord’s Contribution may be used by Tenant for payment of non-improvement related costs such as moving, storage or wiring.
55. Tenant’s Work; Approval of Plans. Tenant shall, within fifteen (15) days from the date hereof, provide Landlord, for Landlord’s review and approval (which approval shall not be unseasonably withheld), with schematic plans and specifications (the “Plans”) showing the work which Tenant desires to perform or have performed on its behalf in the Premises which will include improvements required to make the Premises suitable for use by Tenant in Tenant’s business (“Tenant’s Work’). Within fifteen (15) days after Tenant submits plans and specifications to Landlord, Landlord shall advise Tenant that Landlord has either (a) approved the Plans or (b) disapproved the Plans, in which event Landlord shall specify in writing in what respects the Plans are not acceptable to Landlord and what revisions to the Plans will be required in order to make the Plans acceptable to Landlord, in which event Tenant shall promptly revise the Plans in order to accommodate the revisions required by Landlord. If Landlord does not approve or disapprove the Plans submitted to it by Tenant within fifteen (15) days after the Plans have been received by Landlord, the Plans shall be deemed to be approved by Landlord, and the Premises shall be renovated in accordance with the Plans submitted by Tenant.
56. Permits. On the Lease Date, Tenant shall commence, and thereafter at all times continuously use best efforts to obtain all governmental and administrative building permits and approvals, without variances, or waivers, as are reasonably required for Tenant’s contemplated improvements on the Premises (Tenant’s Permits”). Tenant shall forward to Landlord copies of all applications for permits or approvals, and correspondence relating to such permits or approvals, contemporaneously with their submission to (or receipt from) the applicable governmental authority or utility having jurisdiction, and Tenant shall at all times keep Landlord apprised of the Tenant’s actions respecting such approvals. Landlord shall reasonably cooperate with Tenant, at no out of pocket cost to Landlord, in order to allow Tenant to obtain Tenant’s Permits. If Tenant, having used its best efforts, is unable to obtain Tenant’s Pets within ninety (90) days after the Lease Date, then Tenant shall have, at its option, the right to terminate this Lease by a notice delivered to Landlord within five (5) days after the expiation of such ninety (90) day period; provided, however, that Landlord may, within ten (10) days after receipt of Tenant’s notice of termination, notify Tenant that Landlord has elected to obtain Tenant’s Permits, in which event (i) Landlord shall have an additional period of ninety (90) days in which to obtain Tenant’s Permits (the “Permit Extension Period”), and (ii) Tenant shall reasonably cooperate with Landlord us Landlord’s efforts to obtain Tenant’s Permits, and (iii) this Lease shall remain un full force and effect if Tenant’s Permits are obtained within the Permit Extension Period. If neither Landlord nor Tenant is able to obtain Tenant’s Permits within one hundred eighty (180) days after the Lease Date, then either party may at any t me thereafter terminate this Lease by written notice delivered to the other party. Upon termination of this Lease pursuant to this Article 57, Landlord shall return Tenant’s security deposit. If this Lease is not terminated in accordance with this Article 57, this Lease shall remain in full force and effect notwithstanding Tenant’s inability to satisfy such conditions.
57. Supplemental Tenant Allowance.
     (a) In the event that the “Landlord’s Contribution” described in Article 54 above is inadequate to cover the costs of Tenant’s Work, Landlord agrees to contribute, upon written request therefore from Tenant, an amount (the “Supplemental Tenant Allowance”) in an amount equal to the lesser of (i) the actual amount expended by Tenant, above and beyond the amount of the Landlord’s Contribution described in Article 54 above, to perform the Tenant’s Work (as described in Article 55 above), or (ii) an amount that is equal to the sum of $7.00 multiplied by the actual gross rentable square footage of space in the Premises, when and as calculated in accordance with the terns of Article 2 (b) above (e.g. if the Premises are determined to a Gross Area of 30,000 square feet, the sum of Two Hundred Ten Thousand and 00/100 Dollars [$210,000.00]). The actual amount of such Supplemental Tenant Allowance shall be amortized as Additional Rent hereunder in equal monthly payments over the initial term of this Lease (e.g., one-hundred twenty (120) equal monthly installments), calculated on a monthly basis with an interest rate of twelve percent (12%) per annum. Such Additional Rent shall be payable to Landlord at the address specified in Article 33 of this Lease, in advance, without previous notice or demand therefor, and without deduction, setoff or recoupment, with the fast monthly installment of such Additional Rent to be due and payable no later than the Rent Commencement Date and each subsequent monthly installment of such Additional Rent to be due and payable on the Dust day of each and every month following the Rent Commencement Date during the initial team hereof. In the event Tenant exercises its option to obtain the Supplemental Tenant Allowance from Landlord under this Article 57, then Tenant shall execute a lease amendment setting forth the actual amounts of the monthly repayments of such Additional Rent with particularity, within ten (10) business days after Landlord submits any such lease amendment to Tenant. Notwithstanding any provision of tins Lease to the contrary, the Additional Rent arising from this Article 57 shall not be subject to annual escalations pursuant to the provisions of Article 4 above. The Additional Tenant Allowance may be prepaid at the option of Tenant, in whole or in part, at any time during the initial term of this Lease and without additional interest or penalty, provided that each prepayment shall include any scented and unpaid interest on or with respect to the principal amount to be prepaid
     (b) The Supplemental Tenant Allowance will be payable to Tenant within thirty (30) days from the date Tenant delivers to Landlord each of the following:
          (a) executed and notarized lien releases from all contractors, subcontractors and materialmen performing work on the Premises;
          (b) copies of paid invoices for all work performed in the Premises;

          (c) Tenant’s executed commencement and estoppel certificate for the Premises;
          (d) the Certificate of Occupancy for the Premises; and
          (e) the lease amendment referred to in this subparagraph 57 (a) above, fully and properly executed by Tenant.
58. Tenant’ Non-Exclusive Roof Rights. Tenant shall have the non-exclusive right to install certain personal communications and HVAC equipment and related wiring and facilities as are reasonably approved by Landlord (collectively the “Roof Equipment”) on the roof of the Premises in an area approved by Landlord, upon the following temps and conditions:
     (a) The Roof Equipment shall be installed at the sole cost and expense of Tenant. The exact location of the Roof Equipment and all construction and improvements related thereto are subject to Landlord’s approval, which approval shall not be unnecessarily withheld.
     (b) Tenant agrees to paint the Roof Equipment a color approved by Landlord and/or to screen the Roof Equipment so that it is not visible from the common areas of the Property, any of the adjoining phases of the Avenel Business park or adjoining public streets.
     (c) Tenant shall repair promptly, at its own expense, any damage to the Premises, fire building or the roof caused by the use, maintenance, installation, or removal of the Roof Equipment or by the negligence of Tenant or Tenant’s employees, agents, contactors or subcontractors. The Roof Equipment shall be removed from the roof of the Premises, and the roof and adjacent areas shall be surrendered to Landlord at the expiration or sooner termination of the term hereof, hi as at least as good condition as existed on the Lease Date, excepting only depreciation caused by ordinary wear and tear. The Roof Equipment shall be used solely in comedian with Tenant’s business operation in the Premises, and shall not be used by any other party.
     (d) Landlord reserves the right to relocate the Roof Equipment, at Landlord’s expense, at any time during the term of this Lease, to another location will not unreasonably interfere with satisfactory operation of the Roof Equipment.
     (e) Landlord assumes no liability or responsibility for interference with the Roof Equipment caused by the construction of additional buildings in the Avenel Business Park. Tenant agrees to assume all costs for relocation of the Roof Equipment required if such relocation is as a result of the construction of additional buildings in the Avenel Business Park.
     (f) The Roof Equipment and areas of the roof used by Tenant in connection therewith shall be deemed to be a part of the Premises for purposes of Articles 7, 8, 9, 13, 17, 18 and 27 of this Lease and Tenant shall include the Roof Equipment within the coverage of all insurance policies required to be maintained by Tenant under this Lease.
59. Landlord Lien Subordination. Landlord will, upon receipt of written request from Tenant, execute an agreement, on Landlord’s form, subordinating any Landlord liens it may have on Tenant’s inventory, trade fixtures and other personal property as a result of this Lease to a lien on such personal property held by any bona fide, third party lender; provided, however, that, notwithstanding anything herein contained or any decision of any court to the contrary, tine team “trade fixtures” shall not include any air-conditioning, heating, lighting, electrical and plumbing equipment installed by Tenant ii the Premises, nor any wiring or other apparatus related thereto.
60. Broker. Landlord shall pay the complete commission due in connection with this Lease to Transwestern Carey Winston (“Broker”) pursuant to a separate written agreement between Landlord and Broker. Notwithstanding the foregoing, Broker has acted as agent for Tenant and represented Tenant’s interests and not Landlord’s interests, and Broker is not, and shall not be deemed to be, the agent of Landlord for any purpose whatsoever. Except in regard to Broker, Landlord and Tenant represent to each other that they have not dealt with any broker(s) or finder(s) concerning this Lease. Landlord and Tenant mutually agree to defend and hold each other harmless against any claims of any person or entity involving a breach of the representation contained in this Article 60. In the event of such a claim by any person or entity, the party against whom the claim is made or the litigation is commenced shall give reasonable notice to the other patty with opportunity to such other party to defend against any claim for which indemnity will be sought under this Article 60.
61. Environmental Matters. Landlord represents that, to the best of Landlord’s knowledge, the Premises and the Building are in compliance with all environmental laws in existence on the Lease Date, and that no hazardous materials are located within the Premises. No hazardous materials shall be stored or used in the Premises except substances customarily used in business offices, as required for the operation of Tenant’s business, as petted under this Lease, and any such hazardous materials shall be stored and handled in strict compliance with applicable laws. Landlord shall use diligent efforts to insure that any hazardous materials used by other tenants of the Building shall be stored and handled in strict compliance with applicable laws.
62. Landlord Representations. Landlord shall cause the common areas of the Building and the Property to conform to all applicable legal and insurance requirements, including the Americans with Disabilities Act (“ADA”), and the Board of Insurance Underwriters. Landlord hereby covenants and warrants that, to the best of Landlord’s knowledge, the Building and the common areas thereof are not in violation of applicable laws which would prohibit the use of the Premises for the purposes permitted in the Lust sentence of Article 13 above. Landlord will defend (with counsel selected by Landlord) and indemnify Tenant and save it harmless from and against any and all claims, actions, damages, liability and expense in connection with alleged violations of the American with Disabilities Act with respect to the common areas of, and ‘ingress and egress to and from, the Building.
63. Limitation of Trust Liability. Any agreement, obligation or liability made, entered into or incurred by or on behalf of B. F. Saul Real Estate Investment Trust (the “Trust”) binds only its trust property and no shareholder, trustee, officer or agent of the Trust assumes or shall be held to any liability therefor.
[SIGNATURE PAGE TO FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have executed this Lease under seal on the day and year fast above written.

ATTEST/WITNESS:	LANDLORD: BF Saul Real Estate Investment Trust

/s/ Witness signature illegible	By:	/s/ Philip D. Caraci		(SEAL)

		Name:	(Print): Philip D. Caraci
		Title:	President

ATTEST/WITNESS:	TENANT: BroadSoft, Inc., a Delaware corporation

/s/ Jeffrey L. Jordan	By:	/s/ Michael Tessler		(SEAL)

		Name:	(Print): Michael Tessler
		Title:	President & CEO
Tenant’s Tax I.D. Number or Social Security
Number: 52-2130962

SECRETARY’S CERTIFICATE
     I, JEFFREY JORDAN , Secretary of BroadSoft, Inc., a Delaware Corporation do hereby certify (i) that the foregoing and annexed Lease was executed and delivered pursuant to, and in strict conformity with the provisions of resolutions of the Board of Directors of said corporation validly adopted at a regularly called meeting of said Board of Directors, and that a quorum was present at said meeting (or validly adopted by unanimous written consent of said Board of Directors in lieu. of a meeting), in conformity with the laws of the state of incorporation of said Corporation; and (ii) that the following is a hue, correct and complete reproduction of said resolution:
RESOLVED: That MICHAEL TESSLER, President of the Corporation, shall be, and is hereby authorized and empowered, for and on behalf of the Corporation, to execute, acknowledge and deliver the foregoing and annexed Lease by and between BF Saul Real Estate Investment Trust, as Landlord, and BroadSoft, Inc., as Tenant, for those certain premises located in the Avenel Business Park, Phase VI as well as any and all related documents, m order to expeditiously provide for the leasing of such premises, and, us so doing, to make any and all changes therein or modifications thereof as he, in his sole discretion, acting for and on behalf of the Corporation, shall deem necessary or advisable, and all of the officers of the Corporation are hereby authorized, directed and empowered to do any and all acts or finings as shall be necessary or advisable in order to effectuate the foregoing resolution.

BroadSoft, Inc.,	/s/ Jeffrey L. Jordan
a Delaware corporation

(Corporate Seal)	Date: 12 April 2000

EXHIBIT A
PREMISES
[Diagram of premises]

EXHIBIT A-1
SITE PLAN/PARKING PLAN
[Diagram of site plan/parking plan]

EXHIBIT B
RULES AND REGULATIONS
     1. Except as otherwise contemplated under Article 20 of the Lease, no advertisement, or other notice, shall be inscribed, painted or affixed on any part of the outside or inside of said Building, except of such order, size and style, and at such places as shall be approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed so long as the same comply with the conditions for “Additional Signs” as more particularly set forth in Article 20 of this Lease.
     2. The sidewalks and entry passages shall not be obstructed by tenants, or used by them for any purpose other than for ingress and egress. The floors, and skylights and windows that reflect or admit light into any place in said Building, shall not be covered or obstructed by tenants. The water closets and other water apparatus, shall not be used for any other purpose than those for which they were constructed and no sweepings, rubbish, or other obstructing substances shall be thrown therein. Any damage resulting to them, or to associated systems, from misuse, shall be repaired by tenant who, or whose clerks, agents, invitees, or servants shall cause it.
     3. No tenant shall do or permit to be done in said Premises, or bring or keep anything therein, which shall in any way obstruct or interfere with the rights of other tenants or in any way injure or annoy them. Tenants, their clerks and servants, shall maintain order in the Building, shall not make or permit any improper noise in the Building or interfere in any way with other tenants or those having business with them. Nothing shall be thrown by Tenants, their clerks or servants, out of the windows, doors or skylights of the Building-No rooms shall be occupied or used as sleeping or lodging apartments at any time. No part of the Building shall be used or in any way appropriated for gambling, immoral or other unlawful practices, and no intoxicating liquor or liquors shall be sold in said Building.
     4. It is understood and agreed that the Landlord shall not be responsible to any tenant for any loss of property from rented premises, however occurring, except to the extent otherwise set forth in the Lease.
     5. No animals shall be allowed in the office, halls, corridors, or elsewhere in the Building.
     6. All tenants and occupants shall observe strict care not to leave their doors open when it rains or snows, and for any fault or carelessness us this respect shall make good any injury sustained by other tenants, and to Landlord for damage to paint, plastering or other parts of the Building, resulting from such default or carelessness. No alterations shall be made to any part of the Building by putting up or changing any partitions, doors or windows, nor shall there be any connection made to the electric wires or electric fixtures, or plumbing lines nor shall there be any penetrations through the walls, floor or roof without the consent in writing on each occasion of Landlord or its Agent All glass, locks and trimmings in or upon the doors and windows of the Building shall be kept whole and, when any part thereof shall be broken, the same shall be immediately replaced or repaired and put in order raider the direction and to the satisfaction of Landlord, or its Agent, and shall be left whole and in good repair. Tenant shall not injure, overload or deface the Building, the woodwork or the walls of the Premises, nor carry on upon the Premises any noisesome, noxious, noisy, or offensive business.
     7. Not more than two keys for each office will be famished without charge; the charge for additional keys shall be Five Dollars ($5.00) each. No additional locks or latches shall be put upon any door without written consent of Landlord. Tenants, at termination of their lease of the premises, shall return to Landlord, all keys to doors in the Building.
     8. Landlord in all cases retains the power to prescribe the weight and position of iron safes or other heavy articles.
     9. The tenant shall not (without the Landlord’s prior written consent) install or operate any electric heating device, steam engine, boiler, machinery or stove upon the Premises (other than microwave ovens), or carry on any mechanical business thereon, or do any cooking thereon, or use or allow to be used upon the Demised Premises oil, binning fluids, camphene, gasoline or kerosene for heating, warming or lighting. No article deemed extra hazardous on account of fire and no explosives shall be brought into said Premises. No offensive gases or liquids will be permitted.
     10. If tenants desire blinds or window covering, other than those provided by Landlord, if any, they must be of such shape, color and material as may be prescribed by Landlord, and shall be erected with Landlord’s prior consent and at the expense of said tenants. No awnings shall be placed on said Building.
     11. Landlord reserves all vending rights. Request for such service will be made to Landlord.
     12. Except for the storage of hash or rubbish in dumpsters provided by Landlord, Tenant shall not permit storage of any kind outside of the Premises.
     13. Tenants and occupants shall observe and obey all parking and traffic regulations as imposed by Landlord on the Property. Landlord in all cases retains the power to designate “No Parking” zones, traffic right of ways, and general parking area procedures.
     14. Tenant shall instruct all delivery companies that any vehicles making deliveries to the Demised Premises shall use the buck access road provided for such use and park only in designated loading areas.
     15. Unless otherwise agreed upon, in writing, Landlord will arrange and contract for all heating, ventilating and air conditioning maintenance and repairs.
     16. Unless otherwise approved by Landlord, in writing, neither Tenant, nor Tenant’s agents, invitees, or contractors shall be permitted access to the roof of the Building.
     17. The Landlord reserves the right to make such other riles and regulations as in its judgement may from time to time be needed for the safety, care and cleanliness of the Premises, and for the preservation of order therein.
     18. Violation of these rules, or any amendments thereof or additions thereto, than constitute a default under the Lease, unless timely cured in accordance with the provisions thereof.

EXHIBIT C
LANDLORD’S WORK
“COLD DARK SHELL”
Landlord shall perform the work described below in accordance Landlord’s Plans.
1.	FRAME

A structural frame of steel, concrete or masonry construction, or any combination of these, with a floor design to carry and provide for 150 psf load. Clear height to the bottom of the roof joists shall be approximately 14’-0” to 16’-0”.

2.	ROOF

A roof system, as designed by Landlord and in accordance with applicable building codes.

3.	EXTERIOR WALLS

Exterior building walls shall be of non-combustible construction as provided by Landlord. Landlord will provide a brick exterior.

4.	FLOOR SYSTEM

Landlord will provide a 5” thick concrete floor slab.

5.	PLUMBING

Landlord will provide a 6” sanitary waste fire to the building to be shared by all tenants. Tenant shall he solely responsible for all costs of obtaining required water meter(s).

6.	ELECTRICAL SERVICE

Landlord will provide 2,000 Amps to the building via a 480/277 volt, 3-phase, 4-wire electrical service, to be shared by all tenants.

Tenant shall apply to the local utility company to have electric service established in its name and shall be solely responsible for all costs of obtaining such service and for all costs of providing and installing the required electric meter(s).

7.	FIRE PROTECTION

Landlord will provide a complete, automatic wet sprinkler system, installed facing the underside of the roof deck. Landlord will provide approximately one sprinkler head per 150 sf of Premises with sprinkler heads turned up.

8.	STOREFRONT

Landlord will provide a storefront enclosure including, without limitation, glass and glazing and door(s).

EXHIBIT C-1
DESCRIPTION OF ROOF EQUIPMENT
[None provided]

EXHIBIT D
COMMENCEMENT AND ESTOPPEL
     THIS COMMENCEMENT AND ESTOPPEL AGREEMENT is made and entered into this ____ day of ___________________, 2000, by and between BroadSoft, Inc., a Delaware corporation (“Tenant”) and BF Saul Real Estate Investment Trust (“Landlord”).
     WHEREAS, Landlord and Tenant have heretofore entered into that certain Lease Agreement dated ____________________ (the “Lease”), for certain space at 220 Perry Parkway, Gaithersburg, Maryland 20877.
     WHEREAS, paragraph of the Lease provides for the execution of a commencement agreement specifying the commencement date of the term of the Lease;
     NOW, THEREFORE, us consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each party hereby warrants and represents to the other as follows:
1.	That Tenant is in full and complete possession of the Demised Premises, such possession having been delivered by the Landlord and having been accepted by the undersigned.

2.	That the Landlord’s improvements, if any, and the space required to be furnished by the terms of the Lease have been completed in all respects and are open for the use of the Tenant, its customers, employees and invitees.

3.	That all duties of an inducement nature required to be fulfilled by Landlord under the terms of said Lease prior to the date hereof have been fulfilled.

4.	That said Lease is in full force and effect; that there is no existing default on the part of the Landlord in the temps thereof; and that, except as hereinafter set forth, said Lease has not been amended, modified, supplemented or superseded: N/A [insert “N/A” if not applicable].

5.	That no rents have been prepaid except as provided by said Lease; that Tenant does not now have or hold any claim against Landlord, which might be set off or credited against future accruing rent.

6.	That Tenant has received no notice of a prior sale, transfer, assignment, hypothecation or pledge of the said Lease or of the rents secured therein, except to Landlord.

7.	That the Rent Commencement Date for the Lease is the ____________ day of _______________, 20__ and the Lease shall expire at midnight on the ____________ day of _______________, 20__.

8.	Any agreement, obligation, or liability made, entered into or incurred by or on behalf of Landlord binds only its property, and no shareholder, trustee, officer, or agent of the Landlord assumes or shall be held to any liability therefor.

     IN WITNESS WHEREOF, the parties hereto do hereby execute this Agreement under seal on the day and year first above written.

ATTEST:	TENANT: BroadSoft, Inc., a Delaware corporation

	By:		(SEAL)

Secretary		Printed Name:
Its:

ATTEST:	LANDLORD: BF Saul Real Estate Investment Trust

	By:		(SEAL)

Printed Name